Bank One Corporation

1 Bank One Plaza

Chicago, IL 60670

News Release

For Immediate Release

BANK ONE REPORTS SECOND QUARTER NET INCOME

OF $0.75 PER SHARE UP 10.3% FROM $0.68

(EXCLUDING THE $40 MILLION AFTER-TAX BENEFIT

FROM A RESTRUCTURING CHARGE REVERSAL IN THE PRIOR YEAR)

•    QUARTERLY DIVIDEND INCREASES 19% TO $0.25 PER SHARE

•    NEW $3 BILLION STOCK BUYBACK PROGRAM APPROVED

CHICAGO, July 16, 2003 – Bank One Corporation (NYSE: ONE) today announced 2003 second quarter net income of $856 million, or $0.75 per diluted share, compared to $803 million, or $0.68 per diluted share, excluding the $40 million after-tax benefit from a restructuring charge reversal in the second quarter of 2002. Including this benefit, the prior year’s net income was $843 million, or $0.71 per diluted share.

“We are pleased with our results this quarter. We generated real growth in Retail, record capital markets revenue, and improving credit quality in Commercial Banking,” said James Dimon, Chairman and Chief Executive Officer. “Card Services’ results continued to be favorable and margins appear to have stabilized. We are optimistic about Card Services’ future results, although we expect pricing to remain competitive and credit to deteriorate modestly. Middle market credit has also improved, but our challenge here is to re-ignite growth in this business.

“Confidence in our future performance has enabled us to take a long term view and increase our dividend to shareholders and approve a new $3 billion stock buyback program. These two decisions give us the flexibility to deploy excess capital in a way which most effectively benefits shareholders,” Dimon said.

Highlights in the second quarter include the following:

•	Other significant items:
•	Net securities gains of $153 million were mostly offset by the $143 million loss on the credit derivative hedge portfolio.

•	The Company ceased origination of wholesale first mortgage and broker home equity loans to focus on direct lending. In order to more clearly report the results of the core Retail businesses, separate from the non-core businesses, the following portfolios were transferred to the Corporate line of business:

(as of June 30, 2003 - $ billions)
Brokered home equity:
• Previously reported as discontinued	$2.5
• Remaining portfolio	6.6
Auto lease (and related portfolios)	2.9

Total transferred portfolios	$12.0

The Company is currently evaluating its alternatives with respect to these portfolios. Detailed information related to these transferred portfolios is provided in the attached financial supplement.

•	$85 million was added to the allowance for credit losses for the transferred portfolios (which now resides in the Corporate line of business).

•	$95 million was released from the Commercial Banking allowance for credit losses, given the reduced size of the loan portfolio and the improving credit quality.

•	Retail’s (1) continued focus on growth and expansion generated increases in new accounts, core deposits, loan production and home equity loan balances. Net income was $373 million, up $13 million, or 4% (excluding the $11 million after-tax benefit from a restructuring charge reversal in the prior year).
•	Personal demand accounts increased by 103,000 over the prior quarter, as acquisition rates continued to improve evidencing the ongoing success of sales campaigns. On a net basis, 220,000 more personal demand accounts were added during the first six months of 2003 than during the same time period a year ago. Total checking accounts now exceed 5 million, the highest level in the past two years.
•	Average core deposits increased $5.2 billion, or 8%, to $68.9 billion from the prior year and $1.7 billion, or 10% annualized, from the prior quarter.
•	Home equity loan production was $5.1 billion, up $2.1 billion, or 74%, from the prior year and $1.9 billion, or 61%, from the prior quarter. This growth led to average home equity balances of $22.7 billion, up 38% from the prior year and 8%, or 31% annualized, from the prior quarter.
•	Over the past 12 months, Retail opened 39 new banking centers, replaced or upgraded 12% of the ATM network and added 490 relationship bankers to the salesforce, all in an effort to enhance the distribution network and customer experience. In addition, nearly 8% of banking centers were refurbished in the first half of 2003.

(1)	The Retail discussion excludes the portfolios that were transferred to the Corporate line of business.

•	Commercial Banking’s performance was driven by improvements in credit quality and record capital markets revenues. Net income was $249 million, up $105 million, or 73% (excluding the $3 million after-tax benefit from a restructuring charge reversal in the prior year).
•	Continuing efforts to effectively control, manage and underwrite risk in a consistent and disciplined manner led to the improvements in credit quality. The net charge-off ratio was 0.72%, down from 1.64%, resulting from improvements in both Commercial Banking gross charge-offs and higher than normal middle market recoveries.
•	Capital markets reported record revenue growth with total revenue up 29% to $253 million from $196 million. This increase was primarily driven by strength in fixed income issuance, such as investment grade and asset-backed, and interest rate and other derivative products.

•	Card Services’ margin stabilized over the prior quarter, but was down from the prior year, reflecting the continued effect of price competition in the marketplace. Net income was $279 million, a decline of $17 million, or 6% (excluding the $12 million after-tax benefit from a restructuring charge reversal in the prior year). Net income increased $31 million, or 13%, from the prior quarter.
•	Alliances were formed with significant co-brand and affinity partners, including Sony and Volkswagen. In addition, alliances were renewed with numerous partners including British Airways and Duke University.
•	Net accounts opened totaled 1.8 million, which includes originations, acquisitions and sales.
•	Disciplined underwriting and continued focus on the prime and superprime markets led to stable credit results despite the weak economy and continued pressure on the consumer. The managed net charge-off rate was 5.21%, an improvement from 5.62%, aided by slightly higher than normal recoveries; however, the 30-day managed delinquency ratio increased to 3.95% from 3.83%.

•	Investment Management continued to achieve positive net inflows of client assets. However, as a result of a shift in mix of assets under management and deposit spread compression, net income declined 17% to $85 million.

•	Net inflows of long-term assets were $2.8 billion in the current quarter and $8.4 billion during the last four quarters, bringing total assets under management to $170.9 billion, a 17% increase. For the 12 months ended May 2003, total One Group® fund assets increased 13% while the top 50 fund groups in the industry declined 4%. Also, One Group fund long-term assets increased 12% while the top 50 funds declined 2%.
•	Average deposits increased $1.5 billion, or 16%, from the prior year and $474 million, or 18% annualized, from the prior quarter, driven by strong growth in Private Client Services.
•	The acquisition of key business components of Zurich Life, a significant underwriter of term life insurance and variable annuities, is expected to close in the third quarter 2003. The acquisition will enhance product and distribution capabilities and is expected to add $50 million to earnings after financing costs in 2004.

LINE OF BUSINESS DISCUSSION

All comparisons are to the applicable period in the prior year unless otherwise specified.

Highlights – Reported Net Income (Loss) (1) by Line of Business

	2Q03	1Q03	2Q02(1)	% change vs.
				1Q03	2Q02
($ millions)
Retail (2)	$373	$395	$371	(6%)	1%
Commercial Banking	249	217	147	15	69
Card Services	279	248	308	13	(9)
Investment Management	85	80	103	6	(17)
Corporate(2)	(130)	(122)	(86)	(7)	(51)

Total Corporation	$856	$818	$843	5%	2%

(1)	Net income in the second quarter 2002 includes after-tax restructuring charge reversals: Retail $11MM, Commercial Banking $3MM, Card Services $12MM, Investment Management $1MM, Corporate $13MM, and Total Corporation $40MM.
(2)	For all periods presented, Retail excludes the transferred portfolios and Corporate includes them.

RETAIL (2)

Retail net income was $373 million, up $13 million, or 4% (excluding the $11 million after-tax benefit from a restructuring charge reversal in the prior year). Compared to the prior quarter, net income decreased $22 million, or 6%, due to the absence of the seasonal tax-refund anticipation lending business.

Total revenue increased 3% to $1.5 billion. Net interest income was $1.1 billion, up 3%, primarily from growth in home equity loans and core deposits, partially offset by lower time deposits and spread compression. Noninterest income was $461 million, up 4%, as higher deposit service charges, debit card revenue, and investment sales were partially offset by the intentional reduction of non-branded ATM machines and the elimination of the teller service fee.

Noninterest expense was $842 million, up 3% (excluding the $18 million pre-tax benefit from the restructuring charge reversal in the prior year), primarily due to increased incentive compensation and commissions, as well as higher benefit expenses. This increase was partially offset by lower fraud and operating expenses.

The provision for credit losses of $108 million was relatively unchanged as higher net charge-offs in the real estate and vehicle portfolios were offset by lower net charge-offs in tax refund anticipation and small business loans. As a percentage of average loans, net charge-offs were 0.85%, down from 0.90%. Compared to the prior quarter, provision decreased $8 million, or 7%, primarily due to the tax refund anticipation business, partially offset by higher charge-offs on small business loans.

The allowance for credit losses of $688 million represented 1.33% of period-end loans. Nonperforming assets were $788 million, up 11% from the prior year and relatively unchanged from the prior quarter.

COMMERCIAL BANKING

Commercial Banking net income was $249 million (excluding the $3 million after-tax benefit from a restructuring charge reversal in the prior year), an increase of $105 million, or 73%.

The current period included a $143 million pre-tax loss on the credit derivatives hedge portfolio and the $95 million pre-tax reduction in allowance for credit losses. The prior year included a $33 million pre-tax gain on the credit derivatives hedge portfolio. Excluding the impact of the credit derivatives portfolio and the allowance release, net income was $280 million, an increase of $154 million. The improvement was driven by improved credit quality and strength in capital markets, partially offset by declining loan volumes and deposit margin compression.

Net interest income decreased 4% to $574 million, reflecting compressed deposit spreads from falling interest rates and a 13% reduction in average loan volume, partially offset by continued improvement in corporate banking and middle market loan spreads. In the corporate bank, loan volumes declined, reflecting decreased demand for financing as well as customers supporting their funding needs through public debt issuance.

Losses on the credit derivatives hedge portfolio negatively impacted trading income by $143 million and $54 million in the current and prior quarters, respectively, compared to a $33 million positive impact to trading income in the year ago quarter. The current net notional amount of the credit derivative hedge portfolio was $5.3 billion.

Noninterest income (excluding the impact of the credit derivatives hedge portfolio) was $519 million, an increase of $98 million, or 23%. This increase was primarily due to higher capital markets revenue, including fixed income and asset-backed originations and derivatives trading, gains on loan sales in the current quarter compared to losses in the prior year, and higher revenue from global treasury services.

Noninterest expense of $600 million was relatively flat. Expense management efforts during the past year held operating expenses relatively stable, despite higher compensation related expenses. Compared to the prior quarter, noninterest expense increased 6%, driven primarily by increased compensation expense.

Credit quality continued to improve, as indicated by a $169 million, or 62% decline in net charge-offs, as gross charge-offs declined and middle market recoveries were higher than normal. Compared to the prior quarter, net charge-offs declined $23 million, or 18%, as gross charge-offs in corporate banking improved and middle market recoveries were higher than normal.

	Corporate Banking			Middle Market Banking
($ millions)	2Q03	1Q03	2Q02	2Q03	1Q03	2Q02

Net charge-offs	$63	$81	$168	$42	$47	$106

Net charge-off ratio	0.86%	1.07%	2.02%	0.58%	0.64%	1.26%

Nonperforming loans	$705	$814	$1,161	$988	$947	$1,136

The reduced size of the loan portfolio and the improvement in credit quality led to a $95 million reduction in the allowance for credit losses to $3.0 billion. The allowance as a percentage of period end loans remained unchanged from the prior quarter at 5.18%. Nonperforming loans declined 26% to $1.7 billion, reflecting declines of 39% in corporate banking and 13% in middle market banking. Compared to the prior quarter, nonperforming loans decreased 13% in corporate banking and increased 4% in middle market banking.

CARD SERVICES

Reported Basis

Card Services’ net income decreased 6% to $279 million (excluding the $12 million after-tax benefit from a restructuring charge reversal in the prior year), primarily resulting from the continued competitive pricing environment. Net income increased $31 million, or 13%, from the prior quarter.

Total revenue remained flat at $1.2 billion. Net interest income increased 24% to $332 million, reflecting higher owned loan balances, partially offset by the impact of lower, more competitive yields. Average owned loan balances were $14.1 billion, an increase of $5.6 billion, or 67%, due to a lower percentage of securitized loans to managed loans in the current period. End of period owned loans increased $5.0 billion, or 55%, from the prior year.

Noninterest income declined 7% to $868 million, primarily driven by lower yields earned on securitized loans partially offset by increased securitization activity and higher charge volume. Noninterest income in both the current and prior year included modest gains from the sale of small portfolios.

Compared to the prior quarter, total revenue increased $110 million, or 10%. Net interest income increased $23 million, or 7%, reflecting higher owned loan balances, partially offset by lower yields. Noninterest income increased 11%, primarily the result of a modest gain from portfolio sales, increased securitization activity and higher income earned on securitized and owned loan balances.

Paymentech Inc., the Company’s merchant card processor, reported an increase in total revenue of 19% to $149 million, resulting from a 32% increase in total transactions and a 24% increase in bank card volume, driven primarily by the purchase of the Scotia Bank merchant acquirer business in the fourth quarter 2002.

Noninterest expense was $564 million, a decline of 7% (excluding the $19 million pre-tax benefit from a restructuring charge reversal in the prior year), due to reduced marketing expenses. Marketing expenses increased, however, from the prior quarter. This increase along with increased expenses at Paymentech primarily led to the 7% increase in noninterest expense over the prior quarter. The Company reduced direct mail marketing expense but increased spending for existing customers.

Net charge-offs were $182 million, an increase of $64 million, or 54%. The net charge-off ratio was 5.17%, down from 5.58%. In the prior quarter, net charge-offs were $161 million and the net charge-off ratio was 5.24%. The 30-day delinquency ratio increased to 3.22% from 2.72% in the prior year and 2.81% in the prior quarter.

The Company believes that it is more meaningful to discuss credit performance on a managed basis since the on-balance sheet portfolio has a greater percentage of new originations and, therefore, is less seasoned. See the Managed Basis section below for this information.

Managed Basis

Card Services’ net income decreased 6% to $279 million (excluding the $12 million after-tax benefit from a restructuring charge reversal in the prior year), primarily resulting from the continued competitive pricing environment. Net income increased $31 million, or 13%, from the prior quarter.

Total revenue decreased 2% to $2.0 billion. Net interest income declined 2% to $1.5 billion, reflecting lower, more competitive yields, partially offset by the effect of higher managed loan balances. Average managed loans were $73.0 billion, an increase of $7.1 billion, or 11%. End of period loans increased $7.5 billion, or 11%, from the prior year.

Noninterest income of $481 million was essentially flat. The benefit of increased securitization activity and interchange revenue due to higher charge volume was offset by higher revenue sharing paid to partners (a deduction from revenue). Noninterest income in both the current and prior year included modest gains from the sale of small portfolios.

Compared to the prior quarter, total revenue increased 4%. Net interest income was flat. Noninterest income increased $58 million, or 14%, over the prior quarter, primarily the result of a modest gain from portfolio sales, increased Paymentech revenue, increased securitization activity, and higher charge volume, which is partially offset by higher revenue sharing.

Paymentech Inc., the Company’s merchant card processor, reported an increase in total revenue of 19% to $149 million, resulting from a 32% increase in total transactions and a 24% increase in bank card volume, driven primarily by the purchase of the Scotia Bank merchant acquirer business in the fourth quarter 2002.

Noninterest expense was $564 million, a decline of 7% (excluding the $19 million pre-tax benefit from a restructuring charge reversal in the prior year), due to reduced marketing expenses. Marketing expenses increased, however, from the prior quarter. This increase along with increased expenses at Paymentech primarily led to the 7% increase in noninterest expense over the prior quarter. The Company reduced direct mail marketing expense but increased spending for existing customers.

Net charge-offs increased $25 million, or 3%, to $951 million primarily driven by higher managed loan balances. Net charge-offs ratio improved to 5.21% from 5.62%, aided in part by slightly higher recoveries. Compared to the prior quarter, net charge-offs decreased by $20 million, or 2%, due to an expected seasonal decline in losses. The net charge-offs ratio in the prior quarter was 5.29%. The 30-day delinquency ratio, however, increased to 3.95% from 3.83% in the prior year and declined from 4.08% in the prior quarter.

INVESTMENT MANAGEMENT

Investment Management net income totaled $85 million, a decline of $18 million, or 17%, reflecting a shift in mix of assets under management, deposit spread compression and higher operating costs.

Assets under management increased $25 billion, or 17%, to $170.9 billion reflecting strong money market and fixed income asset growth. Assets under management through the institutional and external channels increased $29 billion, or 41%, partially offset by a decline in Private Client Services assets under management of $3 billion, or 7%. One Group mutual funds assets increased 14% to $102 billion.

Net interest income decreased 5% to $100 million. Deposit spread compression offset the continued strong average deposit growth of $1.5 billion, or 16%.

Noninterest income declined 4% to $256 million. Despite positive overall net fund inflows, noninterest income was negatively impacted by the continued shift in assets under management from equities to money market and fixed income. Net outflows in Private Client Services and weak equity markets, as reflected in the 12% decline in the S&P 500, contributed to the shift in asset mix.

Noninterest expense increased 3% to $215 million, reflecting higher compensation expense. Salaries and benefits increased despite an overall decline in headcount, due to higher benefit costs and a change in the skill mix of the employee base.

The provision for credit losses was $6 million, up $6 million from a year ago, reflecting deterioration in credit quality of certain large loans and the absence of recoveries that occurred in the second quarter 2002.

CORPORATE

Corporate net loss totaled $130 million, compared with a net loss of $86 million. Corporate includes treasury activities, investment portfolios, other unallocated corporate expenses, and the non-core portfolios transferred from the Retail line of business.

Corporate Excluding Non-core Portfolios

Net interest expense was $167 million, an increase of $69 million over the prior year and a decrease of $14 million over the prior quarter. In 2002, the Company extended liability duration and repositioned the treasury investment portfolio in order to position the balance sheet more defensively for rising interest rates.

Net securities gains from Treasury activities and the investment portfolios were $153 million, compared to net securities gains of $98 million and $69 million in the prior year and prior quarter, respectively. The prior year included the $261 million gain on the sale of the GE Monogram joint venture. Valuation adjustments included in each period’s net securities gains were primarily a result of changes in the value of the publicly traded equity market, the interest rate environment and economic conditions.

Corporate expenses were $154 million, compared to $236 million in the prior year (excluding the $21 million pre-tax benefit from a restructuring charge reversal in the prior year) and $120 million in the prior quarter. Corporate expenses for the second quarter of 2002 include $89 million of expenses for the termination of certain vendor contracts, renegotiation of others and the bringing in-house of various network, technology and programming functions.

Non-core Portfolios

Related to the non-core portfolios, net interest income was $103 million, down $54 million from the prior year, primarily due to the continued liquidation of these portfolios. Provision for credit losses was $156 million, including $85 million that was added to the allowance for credit losses. The provision increased $48 million, primarily reflecting the change in the overall risk profile of these portfolios. The net charge-off ratio increased to 2.60% from 2.24%.

Other Corporate Items

Tier 1 capital was 9.7%, compared to 9.4% in the prior year and 10.0% in the prior quarter. Total capital was 13.6%, compared to 13.0% in the prior year and 13.8% in the prior quarter.

Effective July 1, 2003, the Company consolidated $38.0 billion of the assets and liabilities related to its asset-backed conduit business as a result of implementing FIN 46, the recent consolidation accounting requirement for certain special purpose entities. This is not expected to have a material impact to Tier 1 Capital and Total Capital. These assets and liabilities will appear in the Commercial Banking line of business upon consolidation.

Stock Buyback Programs and Dividend Increase

Several actions were taken related to capital management. A new $3 billion stock buyback program was approved and will replace any amounts unused under the existing $2 billion program. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The buyback program does not include specific price targets or timetables and may be suspended at any time. During the quarter, more than 19 million shares were repurchased under the existing program at an average price of $37.12.

In addition, the quarterly cash dividend on outstanding common stock was increased 19%, or $0.04 per share, effective for the October 1, 2003 payment to shareholders of record on September 12, 2003.

Bank One Corporation (www.bankone.com) is the nation’s sixth-largest bank holding company, with assets of nearly $300 billion. Bank One currently has more than 52 million credit cards issued, nearly 7 million retail households, and over 20,000 middle market customers. It also manages $171 billion of clients’ investment assets.

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Conference Call and Webcast Information

An analyst meeting and conference call discussing the quarter’s results will be held today, July 16, at 2:00 p.m. (Eastern). To participate, phone (800) 479-9001 (domestic) or (719) 457-2618 (international); confirmation code 411999.

The live audio webcast will be available through the Investor Relations section of Bank One’s website at www.shareholder.com/one/medialist.cfm.

A playback of this conference call will be available after 6:00 p.m. (Eastern) today through July 25, 2003, by calling (888) 203-1112 (domestic) or (719) 457-0820 (international); confirmation code 411999.

Forward-looking Statements

This discussion of financial results contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs and expectations, and are subject to significant risks and uncertainties that may cause actual results to differ materially. Such risks and uncertainties are described in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2002.

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Media Contact:		Investor Contacts:
Thomas A. Kelly	(312) 732-7007	Amy R. Fahey	(312) 732-5771
		Sandra M. Moe	(312) 732-8013
		Susan M. Parsons	(312) 407-5241

FINANCIAL INFORMATION

SECOND QUARTER 2003

NOTES:

Refer to 2002 Annual Report for definitions and methodologies. The line of business information is provided for analytical purposes and is based on management information systems, assumptions and methodologies that are under continual review.

The following changes have been made in the Second Quarter 2003 Earnings Press Release:

•	Prior period data has been adjusted for the transfer of the non-core portfolios from Retail to Corporate line of business.
•	Prior period balances have been adjusted to show value in millions vs. billions in order to match the presentation in the SEC Form 10-Q.

Summary Earnings Information

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
NET INCOME by LOB ($ millions)
Retail	$373	$395	$355	$361	$371	$(22)	(6)%	$2	1%
Commercial Banking	249	217	148	179	147	32	15	102	69
Card Services	279	248	321	298	308	31	13	(29)	(9)
Investment Management	85	80	70	89	103	5	6	(18)	(17)
Corporate	(130)	(122)	(52)	(104)	(86)	(8)	(7)	(44)	(51)

Net Income	856	818	842	823	843	38	5	13	2

Retail	43.6%	48.3%	42.2%	43.9%	44.0%	(4.7)%		(0.4)%
Commercial Banking	29.1	26.5	17.6	21.8	17.5	2.6		11.6
Card Services	32.6	30.3	38.1	36.2	36.5	2.3		(3.9)
Investment Management	9.9	9.8	8.3	10.8	12.2	0.1		(2.3)
Corporate	(15.2)	(14.9)	(6.2)	(12.6)	(10.2)	(0.3)		(5.0)

Net Income	100.0	100.0	100.0	100.0	100.0

CAPITAL RATIOS
Tier 1 capital	9.7%	10.0%	9.9%	9.5%	9.4%	(0.3)%		0.3%
Total capital	13.6	13.8	13.7	13.0	13.0	(0.2)		0.6
Leverage	8.7	8.9	8.9	9.0	9.1	(0.2)		(0.4)

COMMON STOCK DATA
Average shares outstanding (millions):
Basic shares	1,132	1,148	1,157	1,162	1,174	(16)	(1)%	(42)	(4)%
Diluted shares	1,140	1,156	1,166	1,171	1,184	(16)	(1)	(44)	(4)

Net income per share:
Basic shares	$0.76	$0.71	$0.73	$0.71	$0.72	$0.05	7	$0.04	6
Diluted shares	0.75	0.71	0.72	0.70	0.71	0.04	6	0.04	6

Cash dividends declared	0.21	0.21	0.21	0.21	0.21	—	—	—	—
Book value per share	19.70	19.44	19.28	18.79	18.37	0.26	1	1.33	7
Stock price, quarter-end	37.18	34.62	36.55	37.40	38.48	2.56	7	(1.30)	(3)

Headcount	72,323	74,077	73,685	73,535	73,579	(1,754)	(2)	(1,256)	(2)

NOTES:

(1)	Prior period data has been adjusted for the transfer of Retail brokerage from the Investment Management line of business, the transfer of the community development business to the Corporate line of business, and the transfer of the non-core portfolios from Retail to Corporate line of business.

Select Financial Information—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense	$4,108	$3,977	$4,232	$4,185	$4,280	$131	3%	$(172)	(4)%

Net interest income—fully taxable-equivalent ("FTE") basis (1)	2,020	2,029	2,192	2,235	2,078	(9)	—	(58)	(3)
Noninterest income	2,127	1,985	2,076	1,988	2,238	142	7	(111)	(5)

Total revenue, net of interest expense ("FTE")	4,147	4,014	4,268	4,223	4,316	133	3	(169)	(4)
Provision for credit losses	461	496	628	587	607	(35)	(7)	(146)	(24)
Noninterest expense	2,425	2,320	2,390	2,420	2,444	105	5	(19)	(1)
Net income	856	818	842	823	843	38	5	13	2

Memo: Merger and restructuring-related charges (reversals)	—	—	—	—	(63)	—	—	63	N/M

BALANCE SHEET ENDING BALANCES ($ millions)
Loans	$144,583	$144,747	$148,125	$150,389	$147,728	(164)	—	(3,145)	(2)
Assets	299,463	287,864	277,383	274,187	270,343	11,599	4	29,120	11
Deposits	172,015	167,075	170,008	164,036	157,518	4,940	3	14,497	9
Long-term debt (2)	46,070	44,950	43,234	42,481	43,756	1,120	2	2,314	5
Common stockholders' equity	22,257	22,316	22,440	21,925	21,563	(59)	—	694	3
Total stockholders' equity	22,257	22,316	22,440	21,925	21,563	(59)	—	694	3

CREDIT QUALITY RATIOS
Net charge-offs to average loans	1.35%	1.35%	1.65%	1.55%	1.62%	0.00%		(0.27)%
Allowance to period end loans	3.35	3.31	3.20	3.17	3.19	0.04		0.16
Nonperforming assets to related assets (3)	2.28	2.38	2.38	2.48	2.65	(0.10)		(0.37)

FINANCIAL PERFORMANCE
Return on average assets	1.24%	1.22%	1.24%	1.24%	1.32%	0.02%		(0.08)%
Return on average common equity	15.3	14.7	15.0	14.8	15.7	0.6		(0.4)
Net interest margin	3.38	3.46	3.67	3.84	3.69	(0.08)		(0.31)
Efficiency ratio	58.5	57.8	56.0	57.3	56.6	0.7		1.9

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $39 million, $37 million, $36 million, $38 million, and $36 million for the quarters ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002, and June 30, 2002, respectively.
(2)	Includes trust preferred capital securities.
(3)	Related assets consist of loans outstanding including loans held for sale, and other real estate owned.

Select Financial Information—Managed Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Total revenue, net of interest expense	$4,878	$4,786	$4,973	$4,906	$5,088	$92	2%	$(210)	(4)%

Net interest income—fully taxable-equivalent ("FTE") basis (1) (2)	$3,176	$3,197	$3,347	$3,399	$3,336	(21)	(1)	(160)	(5)
Noninterest income (2)	1,741	1,626	1,662	1,545	1,788	115	7	(47)	(3)

Total revenue, net of interest expense ("FTE")	4,917	4,823	5,009	4,944	5,124	94	2	(207)	(4)
Provision for credit losses	1,230	1,306	1,370	1,308	1,415	(76)	(6)	(185)	(13)
Noninterest expense	2,425	2,320	2,390	2,420	2,444	105	5	(19)	(1)
Net income	856	818	842	823	843	38	5	13	2

Memo: Credit card revenue	525	492	576	533	512	33	7	13	3
Merger and restructuring-related charges (reversals)	—	—	—	—	(63)	—	—	63	N/M

BALANCE SHEET ENDING BALANCES ($ millions)
Loans	$204,829	$205,208	$210,540	$207,634	$205,422	$(379)	0%	$(593)	0%
Assets	335,295	323,169	311,271	307,044	306,140	12,126	4	29,155	10

CREDIT QUALITY RATIOS
Net charge-offs to average loans	2.47%	2.52%	2.62%	2.52%	2.73%	(0.05)%		(0.26)%
Total net charge-offs ($ millions)	1,258	1,305	1,363	1,295	1,416	(47)	(4)	(158)	(11)

FINANCIAL PERFORMANCE
Net interest margin	4.62%	4.75%	4.91%	5.10%	5.12%	(0.13)%		(0.50)%
Efficiency ratio	49.3	48.1	47.7	48.9	47.7	1.2		1.6

CAPITAL RATIO
Tangible common equity/tangible assets	5.9%	6.2%	6.4%	6.4%	6.3%	(0.3)%		(0.4)%

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership. The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations, " of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

(1)	Net interest income-FTE includes taxable equivalent adjustments of $39 million, $37 million, $36 million, $38 million, and $36 million for the quarters ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002, and June 30, 2002, respectively.
(2)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.

Consolidated Statements of Income—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Interest income	$3,142	$3,197	$3,449	$3,535	$3,411	$(55)	(2)%	$(269)	(8)%
Interest expense	1,161	1,205	1,293	1,338	1,369	(44)	(4)	(208)	(15)

Total net interest income	1,981	1,992	2,156	2,197	2,042	(11)	(1)	(61)	(3)

Banking fees and commissions	458	440	429	409	493	18	4	(35)	(7)
Credit card revenue	911	851	989	976	962	60	7	(51)	(5)
Service charges on deposits	413	383	399	410	376	30	8	37	10
Fiduciary and investment management fees	186	186	182	181	188	—	—	(2)	(1)
Investment securities gains (losses)	152	69	116	(29)	96	83	N/M	56	58
Trading	(76)	4	(10)	143	74	(80)	N/M	(150)	N/M
Other income (loss)	83	52	(29)	(102)	49	31	60	34	69

Total noninterest income	2,127	1,985	2,076	1,988	2,238	142	7	(111)	(5)

Total revenue, net of interest expense	4,108	3,977	4,232	4,185	4,280	131	3	(172)	(4)

Provision for credit losses	461	496	628	587	607	(35)	(7)	(146)	(24)

Salaries and employee benefits	1,224	1,183	1,138	1,130	1,101	41	3	123	11
Occupancy	166	165	158	159	170	1	1	(4)	(2)
Equipment	118	111	115	109	99	7	6	19	19
Outside service fees and processing	289	277	327	304	372	12	4	(83)	(22)
Marketing and development	215	226	242	291	265	(11)	(5)	(50)	(19)
Telecommunication	55	48	56	74	134	7	15	(79)	(59)
Other intangible amortization	32	32	31	32	29	—	—	3	10
Other expense	326	278	323	321	337	48	17	(11)	(3)

Total noninterest expense before merger and restructuring-related charges (reversals)	2,425	2,320	2,390	2,420	2,507	105	5	(82)	(3)
Merger and restructuring-related charges (reversals)	—	—	—	—	(63)	—	—	63	N/M

Total noninterest expense	2,425	2,320	2,390	2,420	2,444	105	5	(19)	(1)
Income before income taxes	1,222	1,161	1,214	1,178	1,229	61	5	(7)	(1)
Applicable income taxes	366	343	372	355	386	23	7	(20)	(5)

Net income	$856	$818	$842	$823	$843	$38	5%	$13	2%

Net income attributable to common stockholders' equity	$856	$818	$842	$823	$843	$38	5%	$13	2%

Earnings per share:
Basic	$0.76	$0.71	$0.73	$0.71	$0.72	$0.05	7%	$0.04	6%
Diluted	0.75	0.71	0.72	0.70	0.71	0.04	6	0.04	6

Average shares outstanding (millions):
Basic	1,132	1,148	1,157	1,162	1,174	(16)	(1)	(42)	(4)
Diluted	1,140	1,156	1,166	1,171	1,184	(16)	(1)	(44)	(4)

Consolidated Statement of Income—YTD—Reported Basis

	Six Months Ended
	2003	2002	Change
			Amt	%
INCOME STATEMENT DATA ($ millions)
Interest income	$6,339	$6,951	$(612)	(9)%
Interest expense	2,366	2,709	(343)	(13)

Total net interest income	3,973	4,242	(269)	(6)

Banking fees and commissions	898	951	(53)	(6)
Credit card revenue	1,762	1,871	(109)	(6)
Service charges on deposits	796	769	27	4
Fiduciary and investment management fees	372	377	(5)	(1)
Investment securities gains (losses)	221	78	143	N/M
Trading	(72)	91	(163)	N/M
Other income (loss)	135	70	65	93

Total noninterest income	4,112	4,207	(95)	(2)

Total revenue, net of interest expense	8,085	8,449	(364)	(4)

Provision for credit losses	957	1,272	(315)	(25)

Salaries and employee benefits	2,407	2,197	210	10
Occupancy	331	328	3	1
Equipment	229	202	27	13
Outside service fees and processing	566	672	(106)	(16)
Marketing and development	441	536	(95)	(18)
Telecommunication	103	235	(132)	(56)
Other intangible amortization	64	62	2	3
Other expense	604	637	(33)	(5)

Total noninterest expense before merger and restructuring-related charges (reversals)	4,745	4,869	(124)	(3)
Merger and restructuring-related charges (reversals)	—	(63)	63	N/M

Total noninterest expense	4,745	4,806	(61)	(1)

Income before income taxes	2,383	2,371	12	1
Applicable income taxes	709	741	(32)	(4)

Net income	$1,674	$1,630	$44	3%

Net income attributable to common stockholders' equity	$1,674	$1,630	$44	3%

Earnings per share:
Basic	$1.47	$1.39	$0.08	6
Diluted	1.46	1.38	0.08	6

Average shares outstanding (millions):
Basic	1,142	1,172	(30)	(3)
Diluted	1,150	1,181	(31)	(3)

Consolidated—Reconciliation of Reported and Managed Data

	2003		2002
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
INCOME STATEMENT DATA (in millions):
Net interest income—FTE
Reported data for the period	$2,020	$2,029	$2,192	$2,235	$2,078
Securitization adjustments	1,156	1,168	1,155	1,164	1,258

Managed net interest income	3,176	3,197	3,347	3,399	3,336
Credit card revenue:
Reported data for the period	$911	$851	$989	$976	$962
Securitization adjustments	(386)	(359)	(413)	(443)	(450)

Managed credit card revenue	525	492	576	533	512

Noninterest income:
Reported data for the period	$2,127	$1,985	$2,076	$1,988	$2,238
Securitization adjustments	(386)	(359)	(414)	(443)	(450)

Managed noninterest income	1,741	1,626	1,662	1,545	1,788

Total revenue, net of interest expense FTE:
Reported data for the period	$4,147	$4,014	$4,268	$4,223	$4,316
Securitization adjustments	770	809	741	721	808

Managed total revenue, net of interest expense.	4,917	4,823	5,009	4,944	5,124

Provision for credit losses
Reported data for the period	$461	$496	$628	$587	$607
Securitization adjustments	769	810	742	721	808

Managed provision for credit losses	1,230	1,306	1,370	1,308	1,415

BALANCE SHEET—ENDING BALANCES (in millions):
Loans:
Reported data for the period	$144,583	$144,747	$148,125	$150,389	$147,728
Securitization adjustments	60,246	60,461	62,415	57,245	57,694

Managed loans	204,829	205,208	210,540	207,634	205,422
Total assets:
Reported data for the period	$299,463	$287,864	$277,383	$274,187	$270,343
Securitization adjustments	35,832	35,305	33,888	32,857	35,797

Managed total assets	335,295	323,169	311,271	307,044	306,140

BALANCE SHEET—AVERAGE BALANCES (in millions):
Investment Securities:
Reported data for the period	$66,735	$65,050	$64,076	$66,732	$59,090
Securitization adjustments	(22,722)	(25,893)	(24,138)	(24,236)	(21,916)

Managed investment securities	44,013	39,157	39,938	42,496	37,174

Loans:
Reported data for the period	144,635	146,419	150,531	148,152	149,674
Securitization adjustments	58,945	61,020	57,636	57,678	57,471

Managed loans	203,580	207,439	208,167	205,830	207,145

Consolidated—Reconciliation of Reported and Managed Data

	2003		2002
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Other assets:
Reported data for the period	41,452	38,892	37,888	36,277	34,383
Securitization adjustments	(559)	(566)	(7)	—	—

Managed other assets	40,893	38,326	37,881	36,277	34,383

Total assets:
Reported data for the period	276,273	271,889	270,262	262,538	255,867
Securitization adjustments	35,664	34,561	33,491	33,442	35,555

Managed total assets	311,937	306,450	303,753	295,980	291,422

Other short-term borrowings:
Reported data for the period	13,413	12,433	12,270	9,802	6,031
Securitization adjustments	35,664	34,561	33,491	33,442	35,555

Managed other short-term borrowings	49,077	46,994	45,761	43,244	41,586

Total liabilities and equity:
Reported data for the period	276,273	271,889	270,262	262,538	255,867
Securitization adjustments	35,664	34,561	33,491	33,442	35,555

Managed total liabilities and equity	311,937	306,450	303,753	295,980	291,422

CREDIT QUALITY (in millions):
Net charge-offs
Reported data for the period	$489	$495	$622	$573	$607
Daytona adjustment					1
Securitization adjustments	769	810	741	722	808

Managed net charge-offs	1,258	1,305	1,363	1,295	1,416

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership.

The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations, " of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

Retail Line of Business Information—Excluding Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (2)	$1,077	$1,122	$1,078	$1,067	$1,048	$(45)	(4)%	$29	3%
Banking fees and commissions	175	189	167	170	187	(14)	(7)	(12)	(6)
Credit card revenue	59	53	54	51	49	6	11	10	20
Service charges on deposits	225	204	223	213	196	21	10	29	15
Other income (loss)	2	13	2	2	13	(11)	(85)	(11)	(85)

Total noninterest income	461	459	446	436	445	2	—	16	4

Total revenue, net of interest expense	1,538	1,581	1,524	1,503	1,493	(43)	(3)	45	3
Provision for credit losses	108	116	132	114	107	(8)	(7)	1	1

Salaries and employee benefits	407	386	388	377	379	21	5	28	7

Other expense	435	457	443	439	437	(22)	(5)	(2)	—

Total noninterest expense before merger and restructuring-related charges (reversals)	842	843	831	816	816	(1)	—	26	3
Merger and restructuring-related charges (reversals)	—	—	—	—	(18)	—	—	18	N/M

Total noninterest expense	842	843	831	816	798	(1)	—	44	6

Income before income taxes	588	622	561	573	588	(34)	(5)	—	—
Applicable income taxes	215	227	206	212	217	(12)	(5)	(2)	(1)

Net income (3)	$373	$395	$355	$361	$371	$(22)	(6)%	$2	1%

FINANCIAL PERFORMANCE
Return on average common equity	31%	34%	30%	30%	31%	(3)%		—%
Efficiency ratio	55	53	55	54	53	2		2

Headcount	31,812	33,135	32,931	32,753	33,160	(1,323)	(4)	(1,348)	(4)

ENDING BALANCES ($ millions)
Small business commercial	$9,775	$9,672	$9,634	$9,565	$9,568	$103	1%	$207	2%
Home equity	23,715	21,543	20,702	18,549	16,825	2,172	10	6,890	41
Vehicle	13,313	13,627	14,012	14,295	13,583	(314)	(2)	(270)	(2)
Other personal loans	6,902	7,393	7,956	8,305	7,733	(491)	(7)	(831)	(11)

Total loans (4)	53,705	52,235	52,304	50,714	47,709	1,470	3	5,996	13

Assets	56,900	55,739	56,007	54,174	51,408	1,161	2	5,492	11

Demand deposits	29,280	28,534	27,711	26,607	26,224	746	3	3,056	12
Savings	40,066	40,155	38,784	38,130	37,865	(89)	—	2,201	6

Core deposits	69,346	68,689	66,495	64,737	64,089	657	1	5,257	8
Time	19,486	20,617	21,777	23,000	24,623	(1,131)	(5)	(5,137)	(21)

Total deposits	88,832	89,306	88,272	87,737	88,712	(474)	(1)	120	—

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

Retail Line of Business Information—Excluding Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Small business commercial	$9,724	$9,667	$9,563	$9,564	$9,534	$57	1%	$190	2%
Home equity	22,659	21,046	19,828	17,722	16,459	1,613	8	6,200	38
Vehicle	13,402	13,805	14,181	13,838	13,549	(403)	(3)	(147)	(1)
Other personal loans	7,108	8,092	8,111	7,986	7,904	(984)	(12)	(796)	(10)

Total loans	52,893	52,610	51,683	49,110	47,446	283	1	5,447	11

Assets	56,261	56,075	55,352	52,688	51,063	186	—	5,198	10

Demand deposits	28,809	27,597	27,076	26,085	25,921	1,212	4	2,888	11
Savings	40,107	39,575	38,538	38,095	37,806	532	1	2,301	6

Core deposits	68,916	67,172	65,614	64,180	63,727	1,744	3	5,189	8
Time	20,095	21,181	22,398	23,759	24,822	(1,086)	(5)	(4,727)	(19)

Total deposits	89,011	88,353	88,012	87,939	88,549	658	1	462	1

Equity	4,774	4,774	4,774	4,774	4,774	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs:
Small business commercial	$16	$11	$27	$14	$18	$5	45%	$(2)	(11)%
Home equity	27	26	15	24	19	1	4	8	42
Vehicle	46	47	69	53	41	(1)	(2)	5	12
Other personal loans	24	18	23	26	29	6	33	(5)	(17)

Total net charge-offs	113	102	134	117	107	11	11	6	6

Net charge-off ratios:
Small business commercial	0.66%	0.46%	1.13%	0.59%	0.76%	0.20%		(0.10)%
Home equity	0.48	0.49	0.30	0.54	0.46	(0.01)		0.02
Vehicle	1.37	1.36	1.95	1.53	1.21	0.01		0.16
Other personal loans	1.35	0.89	1.13	1.30	1.47	0.46		(0.12)
Total net charge-offs	0.85	0.78	1.04	0.95	0.90	0.07		(0.05)

Nonperforming assets:
Commercial	$255	$254	$236	$273	$251	$1	0%	$4	2%
Consumer	315	304	299	304	289	11	4	26	9

Total nonperforming loans (5)	570	558	535	577	540	12	2	30	6
Other, including other real estate owned ("OREO")	218	231	223	180	168	(13)	(6)	50	30

Total nonperforming assets	788	789	758	757	708	(1)	—	80	11

Allowance for credit losses ($ millions)	688	693	679	681	684	(5)	—	4	—
Allowance to period end loans	1.33%	1.39%	1.37%	1.41%	1.48%	(0.06)%		(0.15)%
Allowance to nonperforming loans	121	125	128	119	127	(4)		(6)
Nonperforming assets to related assets	1.46	1.50	1.44	1.49	1.48	(0.04)		(0.02)

Retail Line of Business Information—Excluding Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
DISTRIBUTION
Number of:
Banking centers	1,803	1,798	1,795	1,779	1,773	5	0%	30	2%
ATMs	4,093	4,009	3,960	4,122	4,956	84	2	(863)	(17)
Relationship bankers	2,823	2,893	2,839	2,591	2,333	(70)	(2)	490	21
On-line customers (thousands)	1,922	1,701	1,404	1,326	1,269	221	13	653	51
Personal demand accounts (thousands)	4,541	4,438	4,360	4,339	4,304	103	2	237	6
Business demand accounts (thousands)	501	496	492	491	492	5	1	9	2
Debit cards issued (thousands)	4,946	4,818	4,647	4,609	4,492	128	3	454	10

RETAIL BROKERAGE ($ millions)
Mutual fund sales	$774	$577	$501	$575	$637	$197	34%	$137	22%
Annuity sales	759	766	751	752	814	(7)	(1)	(55)	(7)

Total investment sales volume	1,533	1,343	1,252	1,327	1,451	190	14	82	6

Market value customer assets—end of period ($ billions)	30.5	28.6	27.9	26.7	26.4	1.9	7	4.1	16

Number of customers—end of period (thousands)	694	693	681	676	667	1	—	27	4
Number of dedicated investment sales representatives	874	870	845	828	761	4	—	113	15

NOTES:

(1)	Prior period data has been adjusted for the transfer of the non-core portfolios to the Corporate line of business.
(2)	Net interest income-FTE includes taxable equivalent adjustments of $6 million, $5 million, $5 million, $5 million, and $5 million for the quarters ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002, and June 30, 2002, respectively.
(3)	Net income before merger and restructuring reversals was $360 million in the second quarter 2002.
(4)	Includes loans held for sale of $2,067 million, $2,390 million, $2,689 million, $2,517 million and $1,572 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.
(5)	Includes loans held for sale of $2 million, $2 million, $3 million, $3 million and $3 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.

Commercial Banking Line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE (1)	$574	$569	$609	$605	$598	$5	1%	$(24)	(4)%
Banking fees and commissions	234	191	206	175	224	43	23	10	4
Credit card revenue	27	23	22	21	20	4	17	7	35
Service charges on deposits	185	175	169	188	173	10	6	12	7
Fiduciary and investment management fees	(1)	1	2	—	—	(2)	N/M	(1)	—
Investment securities losses	(2)	—	—	(12)	(1)	(2)	—	(1)	N/M
Trading	(75)	17	(2)	143	81	(92)	N/M	(156)	N/M
Other income (loss)	8	10	(15)	(78)	(43)	(2)	(20)	51	N/M

Total noninterest income	376	417	382	437	454	(41)	(10)	(78)	(17)

Total revenue, net of interest expense	950	986	991	1,042	1,052	(36)	(4)	(102)	(10)

Provision for credit losses	10	128	202	237	274	(118)	(92)	(264)	(96)
Salaries and employee benefits	295	277	273	269	261	18	6	34	13
Other expense	305	290	333	315	331	15	5	(26)	(8)

Total noninterest expense before merger and restructuring-related charges (reversals)	600	567	606	584	592	33	6	8	1
Merger and restructuring-related charges (reversals)	—	—	—	—	(4)	—	—	4	N/M

Total noninterest expense	600	567	606	584	588	33	6	12	2
Income before income taxes	340	291	183	221	190	49	17	150	79
Applicable income taxes	91	74	35	42	43	17	23	48	N/M

Net income (2)	$249	$217	$148	$179	$147	$32	15%	$102	69%

Memo—Revenue by activity:
Lending-related revenue	$434	$430	$446	$390	$404	$4	1%	$30	7%
Credit derivative hedge portfolio	(143)	(54)	(59)	101	33	(89)	N/M	(176)	N/M
Global treasury services	395	390	399	426	399	5	1	(4)	(1)
Capital markets (3)	253	201	199	154	196	52	26	57	29
Other	11	19	6	(29)	20	(8)	(42)	(9)	(45)

FINANCIAL PERFORMANCE
Return on average common equity	13%	12%	8%	10%	8%	1%		5%
Efficiency ratio	63	58	61	56	56	5		7
Efficiency ratio excluding credit derivative hedge portfolio	55	55	58	62	58	—		(3)

Headcount:
Corporate banking (including capital markets)	2,615	2,491	2,359	2,306	2,315	124	5%	300	13%
Middle market banking	2,491	2,677	2,853	2,942	3,023	(186)	(7)	(532)	(18)
Global treasury services	3,239	3,203	3,342	3,403	3,299	36	1	(60)	(2)
Operations, technology and other administration	2,048	2,023	1,988	1,967	2,270	25	1	(222)	(10)

Total headcount	10,393	10,394	10,542	10,618	10,907	(1)	—	(514)	(5)

Commercial Banking Line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
ENDING BALANCES ($ millions)
Loans (4)	$57,775	$59,457	$61,895	$62,991	$64,874	$(1,682)	(3)%	$(7,099)	(11)%
Assets	108,226	96,600	93,658	95,649	94,348	11,626	12	13,878	15

Demand deposits	30,324	27,668	25,462	24,514	24,209	2,656	10	6,115	25
Savings (5)	9,332	9,670	9,614	7,981	7,496	(338)	(3)	1,836	24
Time (5)	9,110	7,390	11,373	9,678	4,019	1,720	23	5,091	N/M
Foreign offices	10,838	9,221	10,192	9,400	8,409	1,617	18	2,429	29

Total deposits	59,604	53,949	56,641	51,573	44,133	5,655	10	15,471	35

Equity	7,409	7,409	7,409	7,365	7,365	—	—	44	1

AVERAGE BALANCES ($ millions)
Loans	$58,046	$59,956	$62,201	$63,684	$67,011	$(1,910)	(3)%	$(8,965)	(13)%
Assets	98,325	93,028	93,298	92,709	94,423	5,297	6	3,902	4

Demand deposits	24,402	22,579	22,830	21,728	22,430	1,823	8	1,972	9
Savings (5)	10,005	9,311	9,310	7,636	7,416	694	7	2,589	35
Time (5)	3,529	8,062	9,547	8,787	5,083	(4,533)	(56)	(1,554)	(31)
Foreign offices	10,443	9,006	8,989	8,932	8,299	1,437	16	2,144	26

Total deposits	48,379	48,958	50,676	47,083	43,228	(579)	(1)	5,151	12

Equity	7,409	7,409	7,409	7,365	7,365	—	—	44	1

CREDIT QUALITY ($ millions)
Net charge-offs	$105	$128	$202	$237	$274	$(23)	(18)%	$(169)	(62)%
Net charge-off ratio	0.72%	0.85%	1.30%	1.49%	1.64%	(0.13)%		(0.92)%

Nonperforming assets:
Nonperforming loans (6)	$1,693	$1,761	$1,874	$2,040	$2,297	$(68)	(4)%	$(604)	(26)%
Other, including OREO	22	19	21	27	30	3	16	(8)	(27)

Total nonperforming assets	1,715	1,780	1,895	2,067	2,327	(65)	(4)	(612)	(26)

Allowance for credit losses	2,976	3,071	3,071	3,071	3,071	(95)	(3)	(95)	(3)
Allowance to period end loans	5.18%	5.18%	4.98%	4.89%	4.74%	—%		0.44%
Allowance to nonperforming loans	176	176	166	157	140	—		36
Nonperforming assets to related assets	2.97	2.99	3.06	3.28	3.58	(0.02)		(0.61)

CORPORATE BANKING ($ millions)
Ending balances:
Loans	$29,319	$29,896	$31,559	$31,152	$31,773	$(577)	(2)%	$(2,454)	(8)%
Deposits	32,730	29,824	31,998	28,803	22,929	2,906	10	9,801	43

Average balances:
Loans	29,222	30,405	31,508	31,600	33,322	(1,183)	(4)	(4,100)	(12)
Deposits	24,251	26,791	28,023	25,871	21,729	(2,540)	(9)	2,522	12

Commercial Banking Line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

Credit Quality:
Net charge-offs ($ millions)	$63	$81	$148	$160	$168	$(18)	(22)%	$(105)	(63)%
Net charge-off ratio	0.86%	1.07%	1.88%	2.03%	2.02%	(0.21)%		(1.16)%
Nonperforming loans ($ millions)	$705	$814	$873	$1,010	$1,161	$(109)	(13)%	$(456)	(39)%
Nonperforming loans to total loans	2.40%	2.72%	2.76%	3.24%	3.65%	(0.32)%		(1.25)%

Syndications—Lead arranger deals:
Volume ($ billions)	$15.9	$14.8	$13.5	$11.3	$18.1	$1.1	7%	$(2.2)	(12)%
Number of transactions	95	46	78	63	70	49	N/M	25	36
League table standing—rank	4	4	4	4	4	—		—
League table standing—market share	6%	9%	7%	6%	5%	(3)%		1%

MIDDLE MARKET BANKING ($ millions)
Ending balances:
Loans	$28,456	$29,561	$30,336	$31,839	$33,101	$(1,105)	(4)%	$(4,645)	(14)%
Deposits	26,874	24,125	24,643	22,770	21,204	2,749	11	5,670	27

Average balances:
Loans	28,824	29,551	30,693	32,084	33,689	(727)	(2)	(4,865)	(14)
Deposits	24,128	22,167	22,653	21,212	21,499	1,961	9	2,629	12

Credit Quality:
Net charge-offs ($ millions)	$42	$47	$54	$77	$106	$(5)	(11)%	$(64)	(60)%
Net charge-off ratio	0.58%	0.64%	0.70%	0.96%	1.26%	(0.06)%		(0.68)%
Nonperforming loans ($ millions)	$988	$947	$1,001	$1,030	$1,136	$41	4%	$(148)	(13)%
Nonperforming loans to total loans	3.47%	3.20%	3.30%	3.24%	3.43%	0.27%		0.04%

NOTES:

(1)	Net interest income-FTE includes taxable equivalent adjustments of $25 million, $23 million, $23 million, $23 million, and $23 million for the quarters ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002, and June 30, 2002, respectively.
(2)	Net income before merger and restructuring reversals was $144 million in the second quarter 2002.
(3)	Capital markets includes trading revenues and underwriting, syndicated lending and advisory fees.
(4)	Includes loans held for sale of $327 million, $226 million, $235 million, $230 million and $202 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.
(5)	Prior period amounts have been reclassified to conform to the current period presentation.
(6)	Includes loans held for sale of $6 million, $17 million, $19 million, $90 million and $103 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.

Card Services Line of Business Information—Reported Basis (1)

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$332	$309	$393	$359	$268	$23	7%	$64	24%

Banking fees and commissions	9	11	11	13	17	(2)	(18)	(8)	(47)
Credit card revenue	825	774	913	903	891	51	7	(66)	(7)
Other income (loss)	34	(4)	(19)	(24)	28	38	N/M	6	21

Total noninterest income	868	781	905	892	936	87	11	(68)	(7)

Total revenue, net of interest expense	1,200	1,090	1,298	1,251	1,204	110	10	(4)	—

Provision for credit losses	182	161	168	148	118	21	13	64	54

Salaries and employee benefits	156	153	150	151	142	3	2	14	10
Other expense	408	374	455	464	462	34	9	(54)	(12)

Total noninterest expense before merger and restructuring-related charges (reversals)	564	527	605	615	604	37	7	(40)	(7)
Merger and restructuring-related charges (reversals)	—	—	—	—	(19)	—	—	19	N/M

Total noninterest expense	564	527	605	615	585	37	7	(21)	(4)

Income before income taxes	454	402	525	488	501	52	13	(47)	(9)
Applicable income taxes	175	154	204	190	193	21	14	(18)	(9)

Net income (2)	$279	$248	$321	$298	$308	$31	13%	$(29)	(9)%

Memo: Net securitization gains (amortization)	$17	$1	$5	$(11)	$(13)	$16	N/M	$30	N/M

FINANCIAL PERFORMANCE (3)
Return on average common equity	18%	16%	20%	18%	19%	2%		(1)%
Efficiency ratio	47	48	47	49	49	(1)		(2)

Headcount	10,751	10,778	10,548	10,508	10,298	(27)	—	453	4

ENDING BALANCES ($ millions)
Owned loans:
Held in portfolio	$6,308	$7,147	$7,592	$6,751	$5,115	$(839)	(12)%	$1,193	23%
Held for sale (4)	7,782	5,240	3,989	5,173	4,000	2,542	49	3,782	95

Total owned loans	14,090	12,387	11,581	11,924	9,115	1,703	14	4,975	55
Seller's interest and accrued interest receivable	24,414	25,156	28,526	24,387	21,897	(742)	(3)	2,517	11

Total receivables	38,504	37,543	40,107	36,311	31,012	961	3	7,492	24

Assets	43,597	42,814	45,391	40,567	34,002	783	2	9,595	28

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information — Reported Basis (1)

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Owned loans:
Held in portfolio	$7,085	$7,791	$7,690	$5,883	$5,393	$(706)	(9)%	$1,692	31%
Held for sale (4)	7,005	4,573	5,635	4,640	3,066	2,432	53	3,939	N/ M

Total owned loans	14,090	12,364	13,325	10,523	8,459	1,726	14	5,631	67
Seller's interest and accrued interest receivable	23,281	26,459	24,145	24,236	21,916	(3,178)	(12)	1,365	6

Total receivables	37,371	38,823	37,470	34,759	30,375	(1,452)	(4)	6,996	23

Assets	42,886	44,191	42,290	38,804	34,467	(1,305)	(3)	8,419	24

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$182	$161	$168	$131	$118	$21	13%	$64	54%

Net charge-off ratio	5.17%	5.24%	5.05%	4.99%	5.58%	(0.07)%		(0.41)%

Delinquency ratios:
30+ days	3.22	2.81	2.95	2.74	2.72	0.41		0.50
90+ days	1.49	1.30	1.38	1.11	1.23	0.19		0.26

Allowance for credit losses	$396	$396	$396	$396	$396	$—	—%	$—	—%
Allowance to period end loans held in portfolio	6.28%	5.58%	5.22%	5.87%	7.74%	0.70%		(1.46)%

OTHER DATA
Charge volume ($ millions)	$40.5	$38.3	$43.5	$39.5	$38.4	$2.2	6%	$2.1	5%
New accounts opened (thousands)(5)	1,823	975	1,298	2,005	983	848	87	840	85
Credit cards issued (thousands)	52,073	50,978	50,351	48,952	48,788	1,095	2	3,285	7
Number of CardServices.com customers (millions)	4.2	3.8	3.4	3.0	2.6	0.4	11	1.6	62

Paymentech (millions):
Bank card volume	$37,258	$34,444	$35,979	$30,711	$30,076	$2,814	8%	$7,182	24%
Total transactions	1,342	1,218	1,189	1,063	1,016	124	10	326	32

NOTES:

(1)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income.
(2)	Net income before merger and restructuring reversals was $296 million in the second quarter 2002.
(3)	See Card Services line of business results on a managed basis in the financial supplement for financial performance ratios on a managed basis.
(4)	These amounts are not included in allowance coverage statistics.
(5)	Net accounts opened includes originations, purchases and sales.

Card Services Line of Business Information—Managed Basis (1)

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$1,488	$1,477	$1,548	$1,524	$1,526	$11	1%	$(38)	(2)%

Banking fees and commissions	9	11	11	13	17	(2)	(18)	(8)	(47)
Credit card revenue	438	416	500	460	441	22	5	(3)	(1)
Other income (loss)	34	(4)	(19)	(24)	28	38	N/M	6	21

Total noninterest income	481	423	492	449	486	58	14	(5)	(1)

Total revenue, net of interest expense	1,969	1,900	2,040	1,973	2,012	69	4	(43)	(2)

Provision for credit losses	951	971	910	870	926	(20)	(2)	25	3

Salaries and employee benefits	156	153	150	151	142	3	2	14	10
Other expense	408	374	455	464	462	34	9	(54)	(12)

Total noninterest expense before merger and restructuring-related charges (reversals)	564	527	605	615	604	37	7	(40)	(7)
Merger and restructuring-related charges (reversals)	—	—	—	—	(19)	—	—	19	N/M

Total noninterest expense	564	527	605	615	585	37	7	(21)	(4)

Income before income taxes	454	402	525	488	501	52	13	(47)	(9)
Applicable income taxes	175	154	204	190	193	21	14	(18)	(9)

Net income (2)	$279	$248	$321	$298	$308	$31	13%	$(29)	(9)%

Memo: Net securitization gains (amortization)	$17	$1	$5	$(11)	$(13)	$16	N/M	$30	N/M

FINANCIAL PERFORMANCE
Percentage of average outstandings:
Net interest income—FTE	8.17%	8.16%	8.65%	8.87%	9.29%	0.01%		(1.12)%
Provision for credit losses	5.22	5.37	5.08	5.06	5.64	(0.15)		(0.42)
Noninterest income	2.64	2.34	2.75	2.61	2.96	0.30		(0.32)
Risk adjusted margin	5.59	5.13	6.32	6.42	6.61	0.46		(1.02)
Noninterest expense	3.10	2.91	3.39	3.58	3.56	0.19		(0.46)
Pretax income—FTE	2.49	2.22	2.93	2.84	3.05	0.27		(0.56)
Net income	1.53	1.37	1.79	1.73	1.87	0.16		(0.34)

Return on average common equity	18%	16%	20%	18%	19%	2%		(1)%
Efficiency ratio	29	28	30	31	29	1		—

Headcount	10,751	10,778	10,548	10,508	10,298	(27)	—	453	4

ENDING BALANCES ($ millions)
Held in portfolio	$6,308	$7,147	$7,592	$6,751	$5,115	$(839)	(12)%	$1,193	23%
Held for sale (3)	7,782	5,240	3,989	5,173	4,000	2,542	49	3,782	95
Securitized	35,832	35,305	33,889	32,858	35,797	527	1	35	—
Seller's interest and accrued interest receivable	24,414	25,156	28,526	24,387	21,897	(742)	(3)	2,517	11

Total loans	74,336	72,848	73,996	69,169	66,809	1,488	2	7,527	11

Assets	79,429	78,119	79,280	73,425	69,799	1,310	2	9,630	14

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

Card Services Line of Business Information—Managed Basis(1)

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Held in portfolio	$7,085	$7,791	$7,690	$5,883	$5,393	$(706)	(9)%	$1,692	31%
Held for sale (3)	7,005	4,573	5,635	4,640	3,066	2,432	53	3,939	N/M
Securitized	35,664	34,561	33,491	33,442	35,555	1,103	3	109	—
Seller's interest and accrued interest receivable	23,281	26,459	24,145	24,236	21,916	(3,178)	(12)	1,365	6

Total loans	73,035	73,384	70,961	68,201	65,930	(349)	—	7,105	11

Assets	78,550	78,752	75,781	72,246	70,022	(202)	—	8,528	12

Equity	6,361	6,361	6,361	6,361	6,361	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs	$951	$971	$910	$853	$926	$(20)	(2)%	$25	3%

Net charge-off ratio	5.21%	5.29%	5.13%	5.00%	5.62%	(0.08)%		(0.41)%
12 month lagged (4)	5.77	5.86	5.47	5.12	5.86	(0.09)		(0.09)

Delinquency ratios:
30+ days	3.95	4.08	4.02	4.05	3.83	(0.13)		0.12
90+ days	1.85	1.88	1.80	1.68	1.72	(0.03)		0.13

Allowance for credit losses	$396	$396	$396	$396	$396	$—	0%	$—	0%
Allowance to period end loans held in portfolio	6.28%	5.58%	5.22%	5.87%	7.74%	0.70%		(1.46)%

OTHER DATA
Charge volume ($ millions)	$40.5	$38.3	$43.5	$39.5	$38.4	$2.2	6%	$2.1	5%
New accounts opened (thousands) (5)	1,823	975	1,298	2,005	983	848	87	840	85
Credit cards issued (thousands)	52,073	50,978	50,351	48,952	48,788	1,095	2	3,285	7
Number of CardServices.com customers (millions)	4.2	3.8	3.4	3.0	2.6	0.4	11	1.6	62

Paymentech (millions):
Bank card volume	$37,258	$34,444	$35,979	$30,711	$30,076	$2,814	8%	$7,182	24%
Total transactions	1,342	1,218	1,189	1,063	1,016	124	10	326	32

NOTES:

(1)	On a reported basis, income earned on securitized loans is reported in credit card revenue and income earned on seller's interest is reported in net interest income. On a managed basis, net interest income, non-interest income and provision are reported in their respective income statement line.
(2)	Net income before restructuring reversals was $296 million in the second quarter 2002.
(3)	These amounts are not included in allowance coverage statistics.
(4)	Second quarter 2002 ratios include Wachovia net charge-offs but excludes Wachovia loans.
(5)	Net accounts opened includes originations, purchases and sales.

Card Services—Reconciliation of Reported and Managed Data

	2003		2002
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
INCOME STATEMENT DATA (in millions):
Net interest income—FTE
Reported data for the period	$332	$309	$393	$359	$268
Securitization adjustments	1,156	1,168	1,155	1,165	1,258

Managed net interest income	1,488	1,477	1,548	1,524	1,526

Credit card revenue:
Reported data for the period	$825	$774	$913	$903	$891
Securitization adjustments	(387)	(358)	(413)	(443)	(450)

Managed credit card revenue	438	416	500	460	441

Noninterest income:
Reported data for the period	$868	$781	$905	$892	$936
Securitization adjustments	(387)	(358)	(413)	(443)	(450)

Managed noninterest income	481	423	492	449	486

Total revenue, net of interest expense:
Reported data for the period	$1,200	$1,090	$1,298	$1,251	$1,204
Securitization adjustments	769	810	742	722	808

Managed total revenue, net of interest expense.	1,969	1,900	2,040	1,973	2,012

Provision for credit losses
Reported data for the period	$182	$161	$168	$148	$118
Securitization adjustments	769	810	742	722	808

Managed provision for credit losses	951	971	910	870	926

BALANCE SHEET—ENDING BALANCES (in millions):
Owned loans:
Held in portfolio	$6,308	$7,147	$7,592	$6,751	$5,115
Held for sale (3)	7,782	5,240	3,989	5,173	4,000

Total owned loans	14,090	12,387	11,581	11,924	9,115
Seller's interest and accrued interest receivable	24,414	25,156	28,526	24,387	21,897

Total loans on balance sheet	38,504	37,543	40,107	36,311	31,012
Securitized	35,832	35,305	33,889	32,858	35,797

Total managed loans	74,336	72,848	73,996	69,169	66,809

Total assets:
Reported data for the period	$43,597	$42,814	$45,391	$40,567	$34,002
Securitization adjustments	35,832	35,305	33,889	32,858	35,797

Managed total assets	79,429	78,119	79,280	73,425	69,799

Consolidated—Reconciliation of Reported and Managed Data

	2003		2002
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET—AVERAGE BALANCES (in millions):
Owned loans:
Held in portfolio	$7,085	$7,791	$7,690	$5,883	$5,393
Held for sale (3)	7,005	4,573	5,635	4,640	3,066

Total owned loans	14,090	12,364	13,325	10,523	8,459
Seller's interest and accrued interest receivable	23,281	26,459	24,145	24,236	21,916

Total loans on balance sheet	37,371	38,823	37,470	34,759	30,375
Securitized	35,664	34,561	33,491	33,442	35,555

Total managed loans	73,035	73,384	70,961	68,201	65,930
Total average assets:
Reported data for the period	$42,886	$44,191	$42,290	$38,804	$34,467
Securitization adjustments	35,664	34,561	33,491	33,442	35,555

Managed average assets	78,550	78,752	75,781	72,246	70,022

CREDIT QUALITY (in millions):
Net charge-offs
Reported net charge-offs data for the period	$182	$161	$168	$131	$118
Securitization adjustments	769	810	742	722	808

Managed net charge-offs	951	971	910	853	926

NOTES:

The Corporation evaluates its Card Services line of business trends on a managed basis which assumes that securitized receivables are still on the balance sheet. The Corporation manages its Card Services operations on a managed basis because the receivables that are securitized are subject to underwriting standards comparable to the owned portfolio and are serviced by operating personnel without regard to ownership.

The Corporation believes that investors should be informed, and often request information, about the credit performance of the entire managed portfolio in order to understand the quality of the Card Services originations and the related credit risks inherent in the owned portfolio and retained interests in securitizations. In addition, the Corporation funds its Card Services operations, reviews operating results and makes decisions about allocating resources, such as employees and capital, on a managed basis. See "Loan Securitizations" on page 74 and Note 9, "Credit Card Securitizations, " of the December 31, 2002 Form 10-K for additional information related to the Corporation's securitization activity.

Investment Management Group Line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$100	$98	$103	$100	$105	$2	2%	$(5)	(5)%

Banking fees and commissions	70	66	56	61	71	4	6	(1)	(1)
Service charges on deposits	5	5	5	5	4	—	—	1	25
Fiduciary and investment management fees	179	177	179	179	184	2	1	(5)	(3)
Other income (loss)	2	—	—	1	8	2	—	(6)	(75)

Total noninterest income	256	248	240	246	267	8	3	(11)	(4)

Total revenue, net of interest expense	356	346	343	346	372	10	3	(16)	(4)

Provision for credit losses	6	2	28	2	—	4	N/M	6	—

Salaries and employee benefits	120	117	118	117	111	3	3	9	8
Other expense	95	99	85	85	99	(4)	(4)	(4)	(4)

Total noninterest expense before merger and restructuring-related charges (reversals)	215	216	203	202	210	(1)	—	5	2
Merger and restructuring-related charges (reversals)	—	—	—	—	(1)	—	—	1	N/M

Total noninterest expense	215	216	203	202	209	(1)	—	6	3

Income before income taxes	135	128	112	142	163	7	5	(28)	(17)
Applicable income taxes	50	48	42	53	60	2	4	(10)	(17)

Net income (1)	$85	$80	$70	$89	$103	$5	6%	$(18)	(17)%

Memo: Consolidated gross insurance related revenues (2)	$118	$117	$113	$111	$116	$1	1%	$2	2%

FINANCIAL PERFORMANCE
Return on average common equity	34%	32%	28%	35%	41%	2%		(7)%
Efficiency ratio	60	62	59	58	56	(2)		4

Headcount	4,605	4,703	4,814	4,868	4,924	(98)	(2)	(319)	(6)

ENDING BALANCES ($ millions)
Loans	$6,842	$6,718	$6,946	$7,131	$7,088	$124	2%	$(246)	(3)%
Commercial	3,277	3,165	3,262	3,205	3,378	112	4	(101)	(3)
Consumer	3,565	3,553	3,684	3,926	3,710	12	—	(145)	(4)
Assets	8,504	8,461	8,575	8,613	8,475	43	1	29	—

Demand deposits	3,015	2,330	2,641	2,565	2,398	685	29	617	26
Savings	5,143	5,186	4,777	3,944	3,887	(43)	(1)	1,256	32
Time	3,726	3,744	3,338	3,306	3,279	(18)	—	447	14
Foreign offices	256	215	244	239	282	41	19	(26)	(9)

Total deposits	12,140	11,475	11,000	10,054	9,846	665	6	2,294	23

Equity	992	992	992	992	992	—	—	—	—

Investment Management Group line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
AVERAGE BALANCES ($ millions)
Loans	$6,605	$6,755	$7,005	$6,955	$6,997	$(150)	(2)%	$(392)	(6)%
Commercial	3,049	3,150	3,226	3,191	3,294	(101)	(3)	(245)	(7)
Consumer	3,556	3,605	3,779	3,764	3,703	(49)	(1)	(147)	(4)
Assets	8,360	8,441	8,663	8,403	8,458	(81)	(1)	(98)	(1)

Demand deposits	2,199	2,053	2,176	2,015	2,003	146	7	196	10
Savings	5,122	4,898	4,365	3,841	4,044	224	5	1,078	27
Time	3,575	3,497	3,395	3,284	3,298	78	2	277	8
Foreign offices	184	158	187	211	222	26	16	(38)	(17)

Total deposits	11,080	10,606	10,123	9,351	9,567	474	4	1,513	16

Equity	992	992	992	992	992	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs:
Commercial	$4	$1	$13	$1	$(1)	$3	N/M	$5	N/M
Consumer	2	1	—	1	1	1	N/M	1	N/M

Total net charge-offs	6	2	13	2	—	4	N/M	6	—

Net charge-off ratios:
Commercial	0.52%	0.13%	1.61%	0.13%	(0.12)%	0.39%		0.64%
Consumer	0.22	0.11	—	0.11	0.11	0.11		0.11
Total net charge-offs	0.36	0.12	0.74	0.12	—	0.24		0.36

Nonperforming assets:
Commercial	$67	$68	$61	$39	$33	$(1)	(1)%	$34	N/M
Consumer	13	13	10	8	5	—	—	8	N/M

Total nonperforming loans	80	81	71	47	38	(1)	(1)	42	N/M
Other, including OREO	2	1	1	1	1	1	N/M	1	N/M

Total nonperforming assets	82	82	72	48	39	—	—	43	N/M

Allowance for credit losses	40	40	40	25	25	—	—	15	60
Allowance to period end loans	0.58%	0.60%	0.58%	0.35%	0.35%	(0.02)%		0.23%
Allowance to nonperforming loans	50	49	56	53	66	1		(16)
Nonperforming assets to related assets	1.20	1.22	1.04	0.68	0.55	(0.02)		0.65

ASSETS UNDER MANAGEMENT ENDING BALANCES ($ millions)
Mutual Funds	$102,494	$97,518	$101,234	$91,534	$90,220	$4,976	5%	$12,274	14%
Other	68,395	60,747	60,720	57,462	55,767	7,648	13	12,628	23

Total assets	170,889	158,265	161,954	148,996	145,987	12,624	8	24,902	17

Investment Management Group line of Business Information

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
By type:
Money market	78,457	73,923	78,624	68,632	62,763	4,534	6	15,694	25
Equity	40,584	35,391	37,031	35,394	42,165	5,193	15	(1,581)	(4)
Fixed income	51,848	48,951	46,299	44,970	41,059	2,897	6	10,789	26

Total assets	170,889	158,265	161,954	148,996	145,987	12,624	8	24,902	17

By channel:
Private client services	43,236	41,163	42,680	42,390	46,414	2,073	5	(3,178)	(7)
Retail brokerage	7,924	7,124	7,008	6,716	7,184	800	11	740	10
Institutional	88,087	80,321	77,799	70,196	63,420	7,766	10	24,667	39
Commercial cash sweep	7,949	7,689	9,015	8,579	9,199	260	3	(1,250)	(14)
Capital markets	3,049	3,353	4,858	4,724	3,736	(304)	(9)	(687)	(18)
External (3)	11,601	9,809	10,802	8,417	7,492	1,792	18	4,109	55
All other direct (4)	9,043	8,806	9,792	7,974	8,542	237	3	501	6

Total assets	170,889	158,265	161,954	148,996	145,987	12,624	8	24,902	17

MORNINGSTAR RANKINGS
% of customer assets in funds ranked 4 or better	53%	54%	50%	48%	51%	(1)%		2%
% of customer assets in funds ranked 3 or better	91	88	89	93	91	3		—

CORPORATE TRUST SECURITIES ENDING BALANCES ($ millions)
Corporate trust securities under administration	$1,013.4	$1,003.9	$1,016.0	$998.0	$998.1	$9.5	1%	$15.3	2%

PRIVATE CLIENT SERVICES
Number of private client advisors	634	649	676	675	668	(15)	(2)	(34)	(5)
Number of private client offices	89	90	92	96	97	(1)	(1)	(8)	(8)

Total client assets—end of period ($ millions) (5)	$64,270	$60,641	$61,697	$61,659	$66,362	$3,629	6%	$(2,092)	(3)%

Ending balances ($ millions):
Loans	6,483	6,622	6,894	7,036	6,955	(139)	(2)	(472)	(7)
Deposits	10,071	9,913	9,250	8,312	8,226	158	2	1,845	22

Average balances ($ millions):
Loans	6,543	6,715	6,938	6,898	6,931	(172)	(3)	(388)	(6)
Deposits	9,752	9,344	8,693	8,155	8,361	408	4	1,391	17

NOTES:

(1)	Net income before merger and restructuring reversals was $102 million in the second quarter 2002.
(2)	Includes insurance revenues recorded in other lines of business.
(3)	Includes broker/dealers, trust companies and registered investment advisors that sell, or offer, One Group funds.
(4)	One Group funds invested in other One Group funds and other mutual funds sub-advised.
(5)	Fiduciary, brokerage, and other related assets (managed and non-managed).

Corporate Line of Business Information—Including Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME STATEMENT DATA ($ millions)
Net interest income (expense)—FTE (2)	$(63)	$(69)	$9	$104	$59	$6	9%	$(122)	N/M

Banking fees and commissions	(30)	(17)	(11)	(10)	(6)	(13)	(76)	(24)	N/M
Credit card revenue	—	1	—	1	2	(1)	N/M	(2)	N/M
Service charges on deposits	(2)	(1)	2	4	3	(1)	N/M	(5)	N/M
Fiduciary and investment management fees	8	8	1	2	4	—	—	4	N/M
Investment securities gains (losses)	154	69	116	(17)	97	85	N/M	57	59
Trading	(1)	(13)	(8)	—	(7)	12	92	6	86
Other income (loss)	37	33	3	(3)	43	4	12	(6)	(14)

Total noninterest income	166	80	103	(23)	136	86	N/M	30	22

Total revenue, net of interest expense	103	11	112	81	195	92	N/M	(92)	(47)

Provision for credit losses	155	89	98	86	108	66	74	47	44

Salaries and employee benefits	246	250	209	216	208	(4)	(2)	38	18
Other expense	(42)	(83)	(64)	(13)	77	41	49	(119)	N/M

Total noninterest expense before merger and restructuring-related charges (reversals)	204	167	145	203	285	37	22	(81)	(28)
Merger and restructuring-related charges (reversals)	—	—	—	—	(21)	—	—	21	N/M

Total noninterest expense	204	167	145	203	264	37	22	(60)	(23)

Loss before income tax benefit	(256)	(245)	(131)	(208)	(177)	(11)	(4)	(79)	(45)
Applicable income tax benefit	(126)	(123)	(79)	(104)	(91)	(3)	(2)	(35)	(38)

Net loss (3)	$(130)	$(122)	$(52)	$(104)	$(86)	$(8)	(7)%	$(44)	(51)%

FINANCIAL PERFORMANCE
Headcount	14,762	15,067	14,850	14,788	14,290	(305)	(2)%	472	3%

ENDING BALANCES ($ millions)
Non-core portfolios	$11,991	$13,632	$15,296	$16,873	$18,483	$(1,641)	(12)%	$(6,492)	(35)%
Other loans	180	318	103	756	459	(138)	(43)%	(279)	(61)%

Total loans (4)	12,171	13,950	15,399	17,629	18,942	(1,779)	(13)%	(6,771)	(36)%

Assets	82,236	84,250	73,752	75,184	82,110	(2,014)	(2)	126	—

Memo:
Treasury investment portfolio	45,258	41,571	34,192	36,021	38,381	3,687	9	6,877	18
Principal investments	2,602	2,198	2,254	2,371	2,437	404	18	165	7

Deposits	11,439	12,345	14,095	14,672	14,827	(906)	(7)	(3,388)	(23)

Equity	2,721	2,780	2,904	2,433	2,071	(59)	(2)	650	31

Corporate Line of Business Information—Including Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Non-core portfolios	$12,758	$14,450	$16,070	$17,644	$19,294	$(1,692)	(12)%	$(6,536)	(34)%
Other loans	243	284	247	236	467	(41)	(14)%	(224)	(48)%

Total loans	13,001	14,734	16,317	17,880	19,761	(1,733)	(12)%	(6,760)	(34)%
Assets	70,441	70,154	70,659	69,934	67,456	287	—	2,985	4

Deposits	11,837	12,942	14,048	13,292	14,287	(1,105)	(9)	(2,450)	(17)

Equity	2,926	3,085	2,707	2,589	2,098	(159)	(5)	828	39

CREDIT QUALITY ($ millions)
Net charge-offs:
Non-core portfolios	83	102	103	84	108	(19)	(19)	(25)	(23)
Other loans	—	—	2	2	—	—	—	—	—

Total loans	83	102	105	86	108	(19)	(19)	(25)	(23)

Non-core portfolios net charge-off ratio	2.60%	2.82%	2.56%	1.90%	2.24%	(0.22)%		0.36%

Nonperforming assets:
Non-core portfolios	712	792	790	849	803	(80)	(10)	(91)	(11)
Other loans	7	7	6	8	42	—	—	(35)	(83)

Total loans	719	799	796	857	845	(80)	(10)	(126)	(15)
Other including OREO	3	3	6	6	5	—	—	(2)	(40)

Total nonperforming assets (5)	722	802	802	863	850	(80)	(10)	(128)	(15)

Allowance for credit losses	398	326	339	345	345	72	22	53	15
Allowance to period end loans	3.27%	2.35%	2.20%	1.96%	1.82%	0.92%		1.45%
Allowance to nonperforming loans	56	41	43	40	41	15		15
Nonperforming assets to related assets	5.93	5.75	5.21	4.89	4.49	0.18		(1.44)

NOTES:

(1)	Prior period data has been adjusted for the transfer of the non-core portfolios from the Retail line of business.
(2)	Net interest income—FTE includes taxable equivalent adjustments of $9 million, $8 million, $8 million, $10 million, and $8 million for the quarters ended June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002, and June 30, 2002, respectively.
(3)	Net loss before merger and restructuring reversals was $99 million in the second quarter 2002.
(4)	Includes loans held for sale of $18 million, $56 million, $24 million, $24 million and $26 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.
(5)	Includes loans held for sale of $3 million, $3 million and $1 million at June 30, 2003, March 31, 2003 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.

Non-Core Portfolios

	2003(1)		2002(1)			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

INCOME STATEMENT DATA ($ millions)
Net interest income—FTE	$103	$114	$128	$144	$157	$(11)	(10)%	$(54)	(34)%

Other income (loss)	(5)	—	—	—	—	(5)	—	(5)	—

Total noninterest income	(5)	—	—	—	—	(5)	—	(5)	—

Total revenue, net of interest expense	98	114	128	144	157	(16)	(14)	(59)	(38)

Provision for credit losses	156	89	97	84	108	67	75	48	44

Salaries and employee benefits	4	5	4	4	4	(1)	(20)	—	—
Other expense	46	42	40	39	45	4	10	1	2

Total noninterest expense before merger and restructuring-related charges (reversals)	50	47	44	43	49	3	6	1	2
Merger and restructuring-related charges (reversals)	—	—	—	—	—	—	—	—	—

Total noninterest expense	50	47	44	43	49	3	6	1	2

Income before income taxes	(108)	(22)	(13)	17	—	(86)	N/M	(108)	—
Applicable income taxes	(39)	(8)	(5)	6	—	(31)	N/M	(39)	—

Net income	$(69)	$(14)	$(8)	$11	$—	$(55)	N/M	$(69)	0%

FINANCIAL PERFORMANCE
Return on average common equity	(20)%	(4)%	(2)%	3%	0%	(16)%		(20)%
Efficiency ratio	51	41	34	30	31	10		20

Headcount	107	265	294	300	359	(158)	(60)	(252)	(70)

ENDING BALANCES ($ millions)
Small business commercial	$39	$67	$161	$256	$391	$(28)	(42)%	$(352)	(90)%
Home equity	9,085	10,105	11,009	11,856	12,874	(1,020)	(10)	(3,789)	(29)
Vehicle loans and leases	2,433	2,955	3,596	4,205	4,723	(522)	(18)	(2,290)	(48)
Other personal loans	434	505	530	556	495	(71)	(14)	(61)	(12)

Total loans (1)	11,991	13,632	15,296	16,873	18,483	(1,641)	(12)	(6,492)	(35)

Equity	1,415	1,415	1,415	1,415	1,415	—	—	—	—

Non-Core Portfolios

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%

AVERAGE BALANCES ($ millions)
Small business commercial	$54	$98	$193	$337	$429	$(44)	(45)%	$(375)	(87)%
Home equity	9,575	10,585	11,440	12,301	13,330	(1,010)	(10)	(3,755)	(28)
Vehicle loans and leases	2,652	3,240	3,869	4,438	4,999	(588)	(18)	(2,347)	(47)
Other personal loans	477	527	568	568	536	(50)	(9)	(59)	(11)

Total loans	12,758	14,450	16,070	17,644	19,294	(1,692)	(12)	(6,536)	(34)
Equity	1,415.0	1,415	1,415	1,415	1,415	—	—	—	—

CREDIT QUALITY ($ millions)
Net charge-offs:
Small business commercial	$12	$13	$6	$—	$5	$(1)	(8)%	$7	N/M
Home equity	60	73	79	68	83	(13)	(18)	(23)	(28)
Vehicle loans and leases	11	16	18	16	15	(5)	(31)	(4)	(27)
Other personal loans	—	—	—	—	5	—	—	(5)	N/M

Total net charge-offs	83	102	103	84	108	(19)	(19)	(25)	(23)

Net charge-off ratios:
Small business commercial	88.89%	53.06%	12.44%	0.00%	4.66%	35.83%		84.23%
Home equity	2.51	2.76	2.76	2.21	2.49	(0.25)		0.02
Vehicle	1.66	1.98	1.86	1.44	1.20	(0.32)		0.46
Other personal loans	—	—	—	—	3.73	—		(3.73)
Total net charge-offs	2.60	2.82	2.56	1.90	2.24	(0.22)		0.36

Nonperforming assets:
Commercial	$73	$91	$51	$43	$30	$(18)	(20)%	$43	N/M
Consumer	639	701	739	806	773	(62)	(9)	(134)	(17)

Total nonperforming loans (2)	712	792	790	849	803	(80)	(10)	(91)	(11)

Allowance for credit losses ($ millions)	395	322	335	341	341	73	23	54	16
Allowance to period end loans	3.30%	2.37%	2.19%	2.02%	1.85%	0.93%		1.45%
Allowance to nonperforming loans	56	41	42	40	43	15		13
Nonperforming assets to related assets	5.94	5.81	5.16	5.03	4.34	0.13		1.60

NOTES:

(1)	Includes loans held for sale of $18 million, $56 million, $24 million, $24 million and $26 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.
(2)	Includes loans held for sale of $3 million, $3 million and $1 million at June 30, 2003, March 31, 2003 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics.

Consolidated Balance Sheets—Reported Basis

	2003		2002			Change from
	June 30	Mar 31	Dec 31	Sept 30	June 30	Mar 31, 2003		June 30, 2002
						Amt	%	Amt	%
ASSETS ($ millions)
Cash and due from banks	$19,529	$16,731	$17,920	$21,699	$17,120	$2,798	17%	$2,409	14%
Interest-bearing due from banks	5,909	8,488	1,503	2,960	3,041	(2,579)	(30)	2,868	94
Federal funds sold and securities under resale agreements	21,639	17,897	17,356	8,062	9,538	3,742	21	12,101	N/M
Trading assets	11,478	9,968	7,190	6,367	6,269	1,510	15	5,209	83
Derivative product assets	5,343	4,557	4,273	4,205	2,996	786	17	2,347	78
Investment securities	75,177	71,263	67,643	66,129	65,685	3,914	5	9,492	14
Loans (1)	144,583	144,747	148,125	150,389	147,728	(164)	—	(3,145)	(2)
Allowance for credit losses	(4,498)	(4,526)	(4,525)	(4,518)	(4,521)	28	1	23	1

Loans, net	140,085	140,221	143,600	145,871	143,207	(136)	—	(3,122)	(2)
Other assets	20,303	18,739	17,898	18,894	22,487	1,564	8	(2,184)	(10)

Total assets	$299,463	$287,864	$277,383	$274,187	$270,343	$11,599	4%	$29,120	11%

LIABILITIES ($ millions)
Deposits:
Demand	$34,361	$36,019	$34,325	$30,870	$26,841	$(1,658)	(5)%	$7,520	28%
Savings	95,221	87,945	88,934	85,245	81,477	7,276	8	13,744	17
Time	25,977	28,063	30,512	32,265	34,658	(2,086)	(7)	(8,681)	(25)
Foreign offices	16,456	15,048	16,237	15,656	14,542	1,408	9	1,914	13

Total deposits	172,015	167,075	170,008	164,036	157,518	4,940	3	14,497	9
Federal funds purchased and securities sold under repurchase agreements	25,382	19,307	14,578	15,499	16,728	6,075	31	8,654	52
Other short-term borrowings	13,526	12,803	12,306	12,810	9,809	723	6	3,717	38
Long-term debt	42,755	41,635	39,919	39,166	40,441	1,120	3	2,314	6
Guaranteed preferred beneficial interest in the Corporation’s junior subordinated debt	3,315	3,315	3,315	3,315	3,315	—	—	—	—
Derivative product liabilities	4,188	3,983	3,838	3,886	2,632	205	5	1,556	59
Other liabilities	16,025	17,430	10,979	13,550	18,337	(1,405)	(8)	(2,312)	(13)

Total liabilities	277,206	265,548	254,943	252,262	248,780	11,658	4	28,426	11

STOCKHOLDERS’ EQUITY ($ millions)
Common stock	$12	$12	$12	$12	$12	$—	0%	$—	0%
Surplus	10,240	10,246	10,239	10,224	10,177	(6)	—	63	1
Retained earnings	14,213	13,594	13,020	12,423	11,845	619	5	2,368	20
Accumulated other adjustments to stockholders’ equity	(76)	(36)	(8)	26	46	(40)	N/M	(122)	N/M
Deferred compensation	(245)	(275)	(157)	(177)	(195)	30	11	(50)	(26)
Treasury stock	(1,887)	(1,225)	(666)	(583)	(322)	(662)	(54)	(1,565)	N/M

Total stockholders’ equity	22,257	22,316	22,440	21,925	21,563	(59)	—	694	3

Total liabilities and stockholders’ equity	$299,463	$287,864	$277,383	$274,187	$270,343	$11,599	4%	$29,120	11%

Common Shares—period-end (millions):
Issued	1,181	1,181	1,181	1,181	1,181	—	0%	—	0%
Treasury shares	51	33	17	14	7	18	55	44	N/M

Outstanding	1,130	1,148	1,164	1,167	1,174	(18)	(2)	(44)	(4)

NOTES:

(1)	Loans includes loans held for sale of $10.2 billion, $7.9 billion, $6.9 billion, $7.9 billion and $5.8 billion at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage ratios.

Credit Quality Statistics—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
($ millions)
Provision for credit losses	$461	$496	$628	$587	$607	$(35)	(7)%	$(146)	(24)%

Gross charge-offs	618	597	700	648	714	21	4	(96)	(13)
Recoveries	129	102	78	75	107	27	26	22	21

Total net charge-offs	489	495	622	573	607	(6)	(1)	(118)	(19)

Net charge-offs:
Retail (3)	113	102	134	117	107	11	11	6	6
Commercial Banking:
Corporate Banking (3)	63	81	148	160	168	(18)	(22)	(105)	(63)
Middle Market Banking	42	47	54	77	106	(5)	(11)	(64)	(60)

Total Commercial Banking	105	128	202	237	274	(23)	(18)	(169)	(62)
Card Services	182	161	168	131	118	21	13	64	54
Investment Management	6	2	13	2	—	4	N/M	6	—
Corporate	83	102	105	86	108	(19)	(19)	(25)	(23)

Total net charge-offs	489	495	622	573	607	(6)	(1)	(118)	(19)

Memo: Card Services—Managed Basis	951	971	910	853	926	(20)	(2)	25	3

Net charge-off ratios:
Retail	0.85%	0.78%	1.04%	0.95%	0.90%	0.07%		(0.05)%
Commercial Banking:
Corporate Banking	0.86	1.07	1.88	2.03	2.02	(0.21)		(1.16)
Middle Market Banking	0.58	0.64	0.70	0.96	1.26	(0.05)		(0.68)
Total Commercial Banking	0.72	0.85	1.30	1.49	1.64	(0.13)		(0.92)
Card Services	5.17	5.24	5.05	4.99	5.58	(0.07)		(0.41)
Investment Management	0.36	0.12	0.74	0.12	—	0.24		0.36
Net charge-offs to average loans	1.35	1.35	1.65	1.55	1.62	—		(0.27)

Memo: Card Services—Managed Basis	5.21	5.29	5.13	5.00	5.62	(0.08)		(0.41)

Allowance for credit losses—period-end	$4,498	$4,526	$4,525	$4,518	$4,521	$(28)	(1)%	$(23)	(1)%

Nonperforming assets—period-end:
Nonperforming loans:
Retail (3)	570	558	535	577	540	12	2	30	6
Commercial Banking:
Corporate Banking (3)	705	814	873	1,010	1,161	(109)	(13)	(456)	(39)
Middle Market Banking	988	947	1,001	1,030	1,136	41	4	(148)	(13)

Total Commercial Banking	1,693	1,761	1,874	2,040	2,297	(68)	(4)	(604)	(26)
Investment Management	80	81	71	47	38	(1)	(1)	42	N/M
Corporate	719	799	796	857	845	(80)	(10)	(126)	(15)

Total nonperforming loans (1)	3,062	3,199	3,276	3,521	3,720	(137)	(4)	(658)	(18)
Other, including other real estate owned	245	254	251	214	204	(9)	(4)	41	20

Total nonperforming assets	$3,307	$3,453	$3,527	$3,735	$3,924	$(146)	(4)%	$(617)	(16)%

Credit Quality Statistics—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
Nonperforming assets to related assets	2.28%	2.38%	2.38%	2.48%	2.65%	(0.10)%		(0.37)%
Allowance to period end loans	3.35	3.31	3.20	3.17	3.19	0.04		0.16
Allowance to nonperforming loans	147	142	139	132	125	5		22

Credit card delinquency rate:
Reported Basis
30+ days	3.22	2.81	2.95	2.74	2.72	0.41		0.50
90+ days	1.49	1.30	1.38	1.11	1.23	0.19		0.26
Managed Basis
30+ days	3.95	4.08	4.02	4.05	3.83	(0.13)		0.12
90+ days	1.85	1.88	1.80	1.68	1.72	(0.03)		0.13

COMMERCIAL LOAN SALES ($ millions)

Loans sold and loans transferred to loans held for sale: (2) (3)
Nonperforming loans	$28	$75	$43	$129	$198	$(47)	(63)%	$(170)	(86)%
Other loans with credit related losses	217	84	47	65	143	133	N/M	74	52
Other loans	41	73	69	108	193	(32)	(44)	(152)	(79)

Total	$286	$232	$159	$302	$534	$54	23%	$(248)	(46)%

Impact of sales, transfers to loans held for sale and valuation adjustments on held for sale:
Charge-offs on loans sold and transferred to held for sale: (4) (5)
Nonperforming loans	$1	$10	$—	$5	$39	$(9)	(90)%	$(38)	(97)%
Other loans with credit related losses	21	10	5	6	12	11	N/M	9	75

Total charge-offs to allowance	22	20	5	11	51	2	10	(29)	(57)
Gains/(losses) on loans sold and held for sale	(14)	(8)	(3)	12	22	(6)	(75)	(36)	N/M

Total	$8	$12	$2	$23	$73	$(4)	(33)%	$(65)	(89)%

NOTES:

(1)	Nonperforming loans includes loans held for sale of $11 million, $22 million, $22 million, $93 million and $107 million at June 30, 2003, March 31, 2003, December 31, 2002, September 30, 2002 and June 30, 2002, respectively. These amounts are not included in allowance coverage statistics
(2)	Second quarter 2003 includes loans reclassified to loans held for sale of approximately $4 million in other loans.
(3)	Prior period amounts have been restated fo conform to the current period presentation.
(4)	These charge-offs are included in Commercial Banking net charge-offs.
(5)	When loans are reclassified to loans held for sale appropriate charge-offs are recorded. Subsequent write-downs in market value on loans held for sale are reflected in other income / loss. There were no charge-offs on loans reclassified to held for sale in the first quarter of 2003.

Capital and Intangible Assets

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
SELECTED CAPITAL RATIOS

Regulatory risk-based capital:
Tier 1 capital	$23,721	$23,832	$23,918	$23,428	$23,039	$(111)	0%	$682	3%
Tier 2 capital	9,316	9,035	9,201	8,650	8,924	281	3	392	4

Total capital	$33,037	$32,867	$33,119	$32,078	$31,963	$170	1%	$1,074	3%

Total risk-weighted assets	$243,779	$238,529	$241,468	$247,050	$246,032	$5,250	2%	$(2,253)	(1)%

Risk-based capital ratios:
Tier 1 capital	9.7%	10.0%	9.9%	9.5%	9.4%	(0.3)%		0.3%
Total capital	13.6	13.8	13.7	13.0	13.0	(0.2)		0.6
Leverage	8.7	8.9	8.9	9.0	9.1	(0.2)		(0.4)

INTANGIBLE ASSETS ($ millions)

Goodwill	$1,893	$1,894	$1,882	$1,829	$1,829	$(1)	0%	$64	3%
Other nonqualifying intangibles	303	239	256	215	237	64	27	66	28

Subtotal	2,196	2,133	2,138	2,044	2,066	63	3	130	6
Qualifying intangibles	474	402	415	421	405	72	18	69	17

Total intangibles	$2,670	$2,535	$2,553	$2,465	$2,471	$135	5%	$199	8%

Average Balance Sheets, Yields & Rates—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,775	$17,672	$15,338	$9,484	$10,300	$103	1%	$7,475	73%
Trading assets	10,211	8,414	6,995	6,426	6,941	1,797	21	3,270	47
Investment securities:
U.S. government and federal agency	33,356	29,030	28,549	30,331	26,655	4,326	15	6,701	25
States and political subdivisions	1,237	1,169	1,177	1,171	1,178	68	6	59	5
Other	32,142	34,851	34,350	35,230	31,257	(2,709)	(8)	885	3

Total investment securities	66,735	65,050	64,076	66,732	59,090	1,685	3	7,645	13
Loans (2)	144,635	146,419	150,531	148,152	149,674	(1,784)	(1)	(5,039)	(3)

Total earning assets	239,356	237,555	236,940	230,794	226,005	1,801	1	13,351	6
Allowance for credit losses	(4,535)	(4,558)	(4,566)	(4,533)	(4,521)	23	1	(14)	—
Other assets—nonearning	41,452	38,892	37,888	36,277	34,383	2,560	7	7,069	21

Total assets	$276,273	$271,889	$270,262	$262,538	$255,867	$4,384	2%	$20,406	8%

Liabilities and Stockholders' Equity
Deposits—interest-bearing: (3)
Savings	$10,260	$9,662	$10,076	$9,953	$10,997	$598	6%	$(737)	(7)%
Money market	62,881	60,886	58,003	54,537	55,818	1,995	3	7,063	13
Time	27,104	29,401	31,483	33,340	35,529	(2,297)	(8)	(8,425)	(24)
Foreign offices (4)	15,985	14,513	14,776	14,634	14,293	1,472	10	1,692	12

Total deposits—interest-bearing	116,230	114,462	114,338	112,464	116,637	1,768	2	(407)	—
Federal funds purchased and securities under repurchase agreements	20,383	16,866	14,950	15,115	15,188	3,517	21	5,195	34
Other short-term borrowings	13,413	12,433	12,270	9,802	6,031	980	8	7,382	N/M
Long-term debt (5)	45,014	44,630	43,180	43,229	43,870	384	1	1,144	3

Total interest-bearing liabilities	195,040	188,391	184,738	180,610	181,726	6,649	4	13,314	7
Noninterest-bearing deposits	44,077	46,397	48,521	45,201	38,994	(2,320)	(5)	5,083	13
Other liabilities	14,694	14,480	14,760	14,646	13,557	214	1	1,137	8
Common stockholders' equity	22,462	22,621	22,243	22,081	21,590	(159)	(1)	872	4

Total liabilities and equity	$276,273	$271,889	$270,262	$262,538	$255,867	$4,384	2%	$20,406	8%

Average Balance Sheets, Yields & Rates - Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$62	$63	$62	$49	$49	$(1)	(2)%	$13	27%
Trading assets (1)	87	74	67	66	65	13	18	22	34
Investment securities: (1)
U.S. government and federal agency	336	280	338	401	364	56	20	(28)	(8)
States and political subdivisions	21	20	20	21	22	1	5	(1)	(5)
Other	444	482	521	558	484	(38)	(8)	(40)	(8)

Total investment securities	801	782	879	980	870	19	2	(69)	(8)
Loans (1) (2)	2,231	2,315	2,477	2,478	2,463	(84)	(4)	(232)	(9)

Total earning assets	$3,181	$3,234	$3,485	$3,573	$3,447	$(53)	(2)%	$(266)	(8)%

Liabilities
Deposits—interest-bearing: (3)
Savings	$14	$14	$20	$17	$23	$—	0%	$(9)	(39)%
Money market	172	175	204	201	188	(3)	(2)	(16)	(9)
Time	274	307	342	374	414	(33)	(11)	(140)	(34)
Foreign offices (4)	65	61	66	75	71	4	7	(6)	(8)

Total deposits—interest-bearing	525	557	632	667	696	(32)	(6)	(171)	(25)
Federal funds purchased and securities under repurchase agreements	73	62	63	73	73	11	18	—	—
Other short-term borrowings	90	87	90	77	55	3	3	35	64
Long-term debt (5)	473	499	508	521	545	(26)	(5)	(72)	(13)

Total interest-bearing liabilities	$1,161	$1,205	$1,293	$1,338	$1,369	$(44)	(4)%	$(208)	(15)%

Interest income/earning assets	$3,181	$3,234	$3,485	$3,573	$3,447	$(53)	(2)%	$(266)	(8)%
Interest expense/earning assets	1,161	1,205	1,293	1,338	1,369	(44)	(4)	(208)	(15)

Net interest income/margin	$2,020	$2,029	$2,192	$2,235	$2,078	$(9)	(0)%	$(58)	(3)%

Average Balance Sheets, Yields & Rates—Reported Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.40%	1.45%	1.60%	2.05%	1.91%		(0.05)%		(0.51)%
Trading assets (1)	3.42	3.57	3.80	4.07	3.76		(0.15)		(0.34)
Investment securities: (1)
U.S. government and federal agency	4.04	3.91	4.70	5.25	5.48		0.13		(1.44)
States and political subdivisions	6.81	6.94	6.74	7.11	7.49		(0.13)		(0.68)
Other	5.54	5.61	6.02	6.28	6.21		(0.07)		(0.67)
Total investment securities	4.81	4.88	5.44	5.83	5.91		(0.07)		(1.10)
Loans (2)	6.19	6.41	6.53	6.64	6.60		(0.22)		(0.41)
Total earning assets	5.33	5.52	5.84	6.14	6.12		(0.19)		(0.79)
Liabilities
Deposits—interest-bearing: (3)
Savings	0.55	0.59	0.79	0.68	0.84		(0.04)		(0.29)
Money market	1.10	1.17	1.40	1.46	1.35		(0.07)		(0.25)
Time	4.05	4.23	4.31	4.45	4.67		(0.18)		(0.62)
Foreign offices (4)	1.63	1.70	1.77	2.03	1.99		(0.07)		(0.36)
Total deposits—interest-bearing	1.81	1.97	2.19	2.35	2.39		(0.16)		(0.58)
Federal funds purchased and securities under repurchase agreements	1.44	1.49	1.67	1.92	1.93		(0.05)		(0.49)
Other short-term borrowings	2.69	2.84	2.91	3.12	3.66		(0.15)		(0.97)
Long-term debt (5)	4.21	4.53	4.67	4.78	4.98		(0.32)		(0.77)
Total interest-bearing liabilities	2.39	2.59	2.78	2.94	3.02		(0.20)		(0.63)
Interest income/earning assets	5.33	5.52	5.84	6.14	6.12		(0.19)		(0.79)
Interest expense/earning assets	1.95	2.06	2.17	2.30	2.43		(0.11)		(0.48)

Net interest margin	3.38%	3.46%	3.67%	3.84%	3.69%		(0.08)%		(0.31)%

NOTES:

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facilities’ deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.

Average Balance Sheets, Yields & Rates—YTD—Reported Basis

	Six Months Ended June 30
	2003			2002
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate

AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,723	$125	1.42%	$11,424	$107	1.89%
Trading assets (1)	9,318	161	3.48	6,592	125	3.82
Investment securities: (1)
U.S. government and federal agency	31,206	616	3.98	26,271	716	5.50
States and political subdivisions	1,203	41	6.87	1,232	45	7.37
Other	33,489	926	5.58	31,082	985	6.39

Total investment securities	65,898	1,583	4.84	58,585	1,746	6.01
Loans (2)	145,522	4,546	6.30	152,293	5,044	6.68

Total earning assets	238,461	$6,415	5.42	228,894	$7,022	6.19

Allowance for credit losses	(4,547)			(4,542)
Other assets—nonearning	40,179			35,238

Total assets	$274,093			$259,590

Liabilities and Stockholders’ Equity
Deposits—interest-bearing: (3)
Savings	$9,963	$28	0.57%	$11,859	$48	0.82%
Money market	60,409	347	1.16	56,917	374	1.33
Time	28,246	581	4.15	36,453	859	4.75
Foreign offices (4)	15,149	126	1.68	14,179	139	1.98

Total deposits—interest-bearing	113,767	1,082	1.92	119,408	1,420	2.40
Federal funds purchased and securities under repurchase agreements	18,634	135	1.46	14,861	135	1.83
Other short-term borrowings	12,925	177	2.76	6,699	95	2.86
Long-term debt (5)	44,823	972	4.37	43,449	1,059	4.92

Total interest-bearing liabilities	190,149	$2,366	2.51	184,417	$2,709	2.96

Noninterest-bearing deposits	46,815			40,252
Other liabilities	14,588			13,693
Common stockholders’ equity	22,541			21,228

Total liabilities and equity	$274,093			$259,590

Interest income/earning assets		$6,415	5.42		$7,022	6.19
Interest expense/earning assets		2,366	2.00		2,709	2.39

Net interest income/margin		$4,049	3.42%		$4,313	3.80%

NOTES:

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of the sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facilities’ deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.

Average Balance Sheets, Yields & Rates—Managed Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02

						Amt	%	Amt	%
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,775	$17,672	$15,338	$9,484	$10,300	$103	1%	$7,475	73%
Trading assets	10,211	8,414	6,995	6,426	6,941	1,797	21	3,270	47
Investment securities:
U.S. government and federal agency	33,356	29,030	28,549	30,331	26,655	4,326	15	6,701	25
States and political subdivisions	1,237	1,169	1,177	1,171	1,178	68	6	59	5
Other	9,420	8,958	10,212	10,994	9,341	462	5	79	1

Total investment securities	44,013	39,157	39,938	42,496	37,174	4,856	12	6,839	18
Loans (2)	203,580	207,439	208,167	205,830	207,145	(3,859)	(2)	(3,565)	(2)

Total earning assets	275,579	272,682	270,438	264,236	261,560	2,897	1	14,019	5
Allowance for credit losses	(4,535)	(4,558)	(4,566)	(4,533)	(4,521)	23	1	(14)	—
Other assets—nonearning	40,893	38,326	37,881	36,277	34,383	2,567	7	6,510	19

Total assets	$311,937	$306,450	$303,753	$295,980	$291,422	$5,487	2%	$20,515	7%

Liabilities and Stockholders' Equity

Deposits—interest-bearing: (3)
Savings	$10,260	$9,662	$10,076	$9,953	$10,997	$598	6%	$(737)	(7)%
Money market	62,881	60,886	58,003	54,537	55,818	1,995	3	7,063	13
Time	27,104	29,401	31,483	33,340	35,529	(2,297)	(8)	(8,425)	(24)
Foreign offices (4)	15,985	14,513	14,776	14,634	14,293	1,472	10	1,692	12

Total deposits—interest-bearing	116,230	114,462	114,338	112,464	116,637	1,768	2	(407)	—
Federal funds purchased and securities under repurchase agreements	20,383	16,866	14,950	15,115	15,188	3,517	21	5,195	34
Other short-term borrowings	49,077	46,994	45,761	43,244	41,586	2,083	4	7,491	18
Long-term debt (5)	45,014	44,630	43,180	43,229	43,870	384	1	1,144	3

Total interest-bearing liabilities	230,704	222,952	218,229	214,052	217,281	7,752	3	13,423	6
Noninterest-bearing deposits	44,077	46,397	48,521	45,201	38,994	(2,320)	(5)	5,083	13
Other liabilities	14,694	14,480	14,760	14,646	13,557	214	1	1,137	8
Common stockholders' equity	22,462	22,621	22,243	22,081	21,590	(159)	(1)	872	4

Total liabilities and equity	$311,937	$306,450	$303,753	$295,980	$291,422	$5,487	2%	$20,515	7%

Average Balance Sheets, Yields & Rates—Managed Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
INCOME / EXPENSE ($ millions)
Assets
Short-term investments	$62	$63	$62	$49	$49	$(1)	(2)%	$13	27%
Trading assets (1)	87	74	67	66	65	13	18	22	34
Investment securities: (1)
U.S. government and federal agency	336	280	338	401	364	56	20	(28)	(8)
States and political subdivisions	21	20	20	21	22	1	5	(1)	(5)
Other	80	77	87	95	82	3	4	(2)	(2)

Total investment securities	437	377	445	517	468	60	16	(31)	(7)
Loans (1) (2)	3,916	4,054	4,248	4,303	4,329	(138)	(3)	(413)	(10)

Total earning assets	$4,502	$4,568	$4,822	$4,935	$4,911	$(66)	(1)%	$(409)	(8)%

Liabilities
Deposits—interest-bearing: (3)
Savings	$14	$14	$20	$17	$23	$—	0%	$(9)	(39)%
Money market	172	175	204	201	188	(3)	(2)	(16)	(9)
Time	274	307	342	374	414	(33)	(11)	(140)	(34)
Foreign offices (4)	65	61	66	75	71	4	7	(6)	(8)

Total deposits—interest-bearing	525	557	632	667	696	(32)	(6)	(171)	(25)
Federal funds purchased and securities under repurchase agreements	73	62	63	73	73	11	18	—	—
Other short-term borrowings	255	253	272	275	261	2	1	(6)	(2)
Long-term debt (5)	473	499	508	521	545	(26)	(5)	(72)	(13)

Total interest-bearing liabilities	$1,326	$1,371	$1,475	$1,536	$1,575	$(45)	(3)%	$(249)	(16)%

Interest income/earning assets	$4,502	$4,568	$4,822	$4,935	$4,911	$(66)	(1)%	$(409)	(8)%
Interest expense/earning assets	1,326	1,371	1,475	1,536	1,575	(45)	(3)	(249)	(16)

Net interest income/margin	$3,176	$3,197	$3,347	$3,399	$3,336	$(21)	(1)%	$(160)	(5)%

Average Balance Sheets, Yields & Rates—Managed Basis

	2003		2002			Change from
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1Q03		2Q02
						Amt	%	Amt	%
YIELDS AND RATES
Assets
Short-term investments	1.40%	1.45%	1.60%	2.05%	1.91%		(0.05)%		(0.51)%
Trading assets (1)	3.42	3.57	3.80	4.07	3.76		(0.15)		(0.34)
Investment securities (1):
U.S. government and federal agency	4.04	3.91	4.70	5.25	5.48		0.13		(1.44)
States and political subdivisions	6.81	6.94	6.74	7.11	7.49		(0.13)		(0.68)
Other	3.41	3.49	3.38	3.43	3.52		(0.08)		(0.11)
Total investment securities	3.98	3.90	4.42	4.83	5.05		0.08		(1.07)
Loans (2)	7.72	7.93	8.10	8.29	8.38		(0.21)		(0.66)
Total earning assets	6.55	6.79	7.07	7.41	7.53		(0.24)		(0.98)
Liabilities
Deposits—interest-bearing: (3)
Savings	0.55	0.59	0.79	0.68	0.84		(0.04)		(0.29)
Money market	1.10	1.17	1.40	1.46	1.35		(0.07)		(0.25)
Time	4.05	4.23	4.31	4.45	4.67		(0.18)		(0.62)
Foreign offices (4)	1.63	1.70	1.77	2.03	1.99		(0.07)		(0.36)
Total deposits—interest-bearing	1.81	1.97	2.19	2.35	2.39		(0.16)		(0.58)
Federal funds purchased and securities
under repurchase agreements	1.44	1.49	1.67	1.92	1.93		(0.05)		(0.49)
Other short-term borrowings	2.08	2.18	2.36	2.52	2.52		(0.10)		(0.44)
Long-term debt (5)	4.21	4.53	4.67	4.78	4.98		(0.32)		(0.77)
Total interest-bearing liabilities	2.31	2.49	2.68	2.85	2.91		(0.18)		(0.60)
Interest income/earning assets	6.55	6.79	7.07	7.41	7.53		(0.24)		(0.98)
Interest expense/earning assets	1.93	2.04	2.16	2.31	2.41		(0.11)		(0.48)

Net interest margin	4.62%	4.75%	4.91%	5.10%	5.12%		(0.13)%		(0.50)%

NOTES:

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facilities’ deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.

Average Balance Sheets, Yields & Rates—YTD—Managed Basis

	Six Months Ended June 30
	2003			2002
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
AVERAGE BALANCE SHEET ($ millions)
Assets
Short-term investments	$17,723	$125	1.42%	$11,424	$107	1.89%
Trading assets (1)	9,318	161	3.48	6,592	125	3.82
Investment securities: (1)
U.S. government and federal agency	31,206	616	3.98	26,271	716	5.50
States and political subdivisions	1,203	41	6.87	1,232	45	7.37
Other	9,190	157	3.45	8,867	173	3.93

Total investment securities	41,599	814	3.95	36,370	934	5.18
Loans (1) (2)	205,499	7,970	7.82	210,578	8,830	8.46

Total earning assets	274,139	$9,070	6.67	264,964	$9,996	7.61

Allowance for credit losses	(4,547)			(4,542)
Other assets—nonearning	39,617			35,238

Total assets	$309,209			$295,660

Liabilities and Stockholders' Equity
Deposits—interest-bearing: (3)
Savings	$9,963	$28	0.57%	$11,859	$48	0.82%
Money market	60,409	347	1.16	56,917	374	1.33
Time	28,246	581	4.15	36,453	859	4.75
Foreign offices (4)	15,149	126	1.68	14,179	139	1.98

Total deposits—interest-bearing	113,767	1,082	1.92	119,408	1,420	2.40
Federal funds purchased and securities under repurchase agreements	18,634	135	1.46	14,861	135	1.83
Other short-term borrowings	48,041	508	2.13	42,769	507	2.39
Long-term debt (5)	44,823	972	4.37	43,449	1,059	4.92

Total interest-bearing liabilities	225,265	$2,697	2.41	220,487	$3,121	2.85

Noninterest-bearing deposits	46,815			40,252
Other liabilities	14,588			13,693
Common stockholders' equity	22,541			21,228

Total liabilities and equity	$309,209			$295,660

Interest income/earning assets		$9,070	6.67		$9,996	7.61
Interest expense/earning assets		2,697	1.98		3,121	2.38

Net interest margin		$6,373	4.69%		$6,875	5.23%

NOTES:

(1)	Includes tax-equivalent adjustments based on federal income tax rate of 35%.
(2)	Nonperforming loans are included in average balances used to determine average rate.
(3)	On a consolidated basis, demand deposits are routinely swept overnight into money market deposits. On a line of business basis, balances are presented without the impact of the sweeps. Certain prior period data has been adjusted to conform with current period presentation.
(4)	Includes international banking facilities’ deposit balances in domestic offices and balances of Edge Act and overseas offices.
(5)	Includes trust preferred capital securities.

Definitions of Key Terms

GLOSSARY FOR SELECTED NONINTEREST INCOME CATEGORIES

Banking fees and commissions	Insurance fees, documentary fees, commitment fees, mutual fund commissions, leasing fees, safe deposit fees, official checks fees, ATM interchange and miscellaneous other fee revenue.

Credit card revenue	Related to Card Services, consumer and small business credit card fees; related to Retail, debit card fees; and related to Commercial, Commercial card fees

Fiduciary and investment management fees	Asset management fees, personal trust fees and advisory fees.

Fully Taxable Equivalent (“FTE”)	Net interest income and tax expense in the income statement is grossed up for tax-exempt securities in order to present results on a basis comparable to taxable securities.

Investment security gains (losses)	Venture capital and investment securities (losses).

Other income (loss)	Net securitization gains (losses), net gains (losses) on Corporation transactions and/or asset sales/dispositions.

Service charges on deposits	Deficient balance fees, non-sufficient funds/overdraft fees and other service related fees.

Trading	Realized and unrealized mark-to-market changes from trading assets, derivative financial instruments and foreign exchange products.